Exhibit 4.1
EXECUTION VERSION

ZOOMINFO TECHNOLOGIES LLC
and
ZOOMINFO FINANCE CORP.
as Issuers

3.875% Senior Notes due 2029

INDENTURE
Dated as of February 2, 2021

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

TABLE OF CONTENTS
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Page

SECTION 12.12. Multiple Originals	93
SECTION 12.13. Variable Provisions	93
SECTION 12.14. Table of Contents; Headings	93
SECTION 12.15. Force Majeure	93
SECTION 12.16. USA Patriot Act	93
SECTION 12.17. [Reserved]	94
SECTION 12.18. Communication by Holders with Other Holders	94

EXHIBITS:
EXHIBIT A    Form of Note
EXHIBIT B    Form of Certificate of Transfer
EXHIBIT C    Form of Certificate of Exchange
EXHIBIT D    Form of Certificate to Be Delivered in Connection with Transfers to Institutional Accredited Investors
EXHIBIT E    Form of Supplemental Indenture

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INDENTURE, dated as of February 2, 2021, as amended or supplemented from time to time (this “Indenture”), among ZOOMINFO TECHNOLOGIES LLC, a Delaware limited liability company (“ZoomInfo Technologies”), ZOOMINFO FINANCE CORP., a Delaware corporation (the “Co-Issuer” and, together with ZoomInfo Technologies, the “Issuers”), the Guarantors (as defined herein) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as Trustee (as defined herein). The Issuers are subsidiaries of ZoomInfo Technologies Inc., a Delaware corporation (including any successor thereto, the “Company”).
Recitals
WHEREAS, the Issuers have duly authorized the creation and issuance of $350,000,000 aggregate principal amount of their 3.875% Senior Notes due 2029 and each initial Guarantor (as defined herein) has duly authorized its Guarantee (as defined herein) thereof; and
WHEREAS, the Issuers and each initial Guarantor have duly authorized the execution and delivery of this Indenture.
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of the Notes (as defined herein):
ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1Definitions.
“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, Paying Agent, co-registrar or additional paying agent.
“Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:
(a)    1% of the then-outstanding principal amount of such Note; and
(b)    the excess, if any, of:
(1)    the present value at such Redemption Date of (i) the Redemption Price of the Note at February 1, 2024 as set forth in Section 5.1(a) plus (ii) all required interest payments due on the Note through February 1, 2024 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over
(2)    the then-outstanding principal amount of the Note.
The Trustee shall have no duty to calculate or verify the Issuers’ calculation of the Applicable Premium.
“Applicable Procedures” means, with respect to any transfer or exchange of or transaction involving a Global Note or for beneficial interests therein, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transaction.
“Attributable Value” means, in respect of any Sale and Lease-Back Transaction, as of the time of determination, the lesser of:
(a)the sale price of the Principal Property so leased multiplied by a fraction, the numerator of which is the remaining portion of the base term of the lease included in such Sale and Lease-Back Transaction and the denominator of which is the base term of such lease; and
(b)the total obligation (discounted to present value at the rate of interest implicit in the transaction, as determined in good faith by ZoomInfo Technologies, or, if it is not practicable to determine such rate, the rate of interest specified by the terms of the debt securities, in either case compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Lease-Back Transaction.
“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.
“Board of Directors” means:
(1)with respect to a corporation, the board of directors of the corporation;
(2)with respect to a partnership, the board of directors or other governing body of the general partner of the partnership; and
(3)with respect to any other Person, the board or committee or other governing body of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of ZoomInfo Technologies or any Restricted Subsidiary to have been duly adopted by the Board of Directors, unless the context specifically requires that such resolution be adopted by a majority of the disinterested directors, in which case by a majority of such directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.
“Business Day” means each day which is not a Legal Holiday.
“Capital Stock” means:
(1) in the case of a corporation, capital stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;
(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP (except for temporary treatment of construction-related expenditures under ASC 840-40, “Sale-Leaseback Transactions,” which will ultimately be treated as operating leases or occupancy agreements upon a Sale and Lease-Back Transaction).
“Cash Equivalents” means:
(1) U.S. dollars;
(2) (i) Sterling, Canadian Dollars, Euro or any national currency of any participating member state of the economic and monetary union contemplated by the Treaty on European Union; or (ii) in the case of ZoomInfo Technologies or a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;
(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;
(4) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with (i) any lender under the Senior Secured Credit Facility or an Affiliate thereof or (ii) any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;
(6) commercial paper rated P-2 by Moody’s or A-2 by S&P and in each case maturing within 24 months after the date of creation thereof;
(7) marketable short-term money market and similar securities having a rating of P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;
(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;
(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A3 (or the equivalent thereof) or better by Moody’s;
(11) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (1) through (10) above; and
(12) in the case of any Foreign Subsidiary, investments of comparable tenure and credit quality to those described in the foregoing clauses (1) through (11) above or other high-quality short-term investments, in each case, customarily utilized in countries in which such Foreign Subsidiary operates for short-term cash management purposes.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Cash Management Obligations” means Obligations under any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, automated clearing house fund transfer services, purchase card, electronic funds transfer (including non-card e-payables services) and other cash management arrangements and commercial credit card and merchant card services.
“Cash Pooling Arrangements” means a deposit account arrangement among a single depository institution, ZoomInfo Technologies and one or more Foreign Subsidiaries involving the pooling of cash deposits in and overdrafts in respect of one or more deposit accounts (each located outside of the United States and any States and territories thereof) with such institution by ZoomInfo Technologies and such Foreign Subsidiaries for cash management purposes.

“Change of Control” means the occurrence of any of the following:
(1) the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of ZoomInfo Technologies and its Subsidiaries, taken as a whole, to any Person other than to a Permitted Holder; provided that (x) so long as ZoomInfo Technologies is a Subsidiary of any direct or indirect parent company, no Person shall be deemed to have acquired, leased or have been transferred all or substantially all of the assets of ZoomInfo Technologies and its Subsidiaries unless such Person shall be or become a Beneficial Owner of more than 50% of the total voting power of the Voting Stock of such parent company (other than a parent company that is a Subsidiary of another parent company) and (y) any Voting Stock of which any Permitted Holder is the Beneficial Owner shall not in any case be included in any Voting Stock of which any such Person is the Beneficial Owner;
(2) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of ZoomInfo Technologies or any of its direct or indirect parent entities, including, without limitation, Parent; provided that (x) so long as ZoomInfo Technologies is a Subsidiary of any direct or indirect parent company, no Person shall be deemed to be or become a Beneficial Owner of more than 50% of the total voting power of the Voting Stock of ZoomInfo Technologies unless such Person shall be or become a Beneficial Owner of more than 50% of the total voting power of the Voting Stock of such parent company (other than a parent company that is a Subsidiary of another parent company) and (y) any Voting Stock of which any Permitted Holder is the Beneficial Owner shall not in any case be included in any Voting Stock of which any such Person is the Beneficial Owner; or
(3) the adoption of a plan relating to the liquidation or dissolution of ZoomInfo Technologies;
provided, however, that, to the extent the Notes have been rated by each of the Ratings Agencies, in no event shall a Change of Control be deemed to have occurred pursuant to clause (1) or (2) above unless a Ratings Downgrade has occurred.
Notwithstanding anything to the contrary in the definition of “Change of Control” or any provision of Section 13(d)(3) of the Exchange Act, (i) a Person or group shall not be deemed to Beneficially Own Voting Stock (x) to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Company owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being Beneficially Owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group (other than Permitted Holders) will not be deemed to Beneficially Own Voting Stock of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock of such Person’s parent and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a Beneficial Owner.
“Clearstream” means Clearstream Banking, S.A.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” of any Person means Capital Stock in such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Stock of any other class in such Person.
“Company” has the meaning set forth in the preamble hereto.
“Company Order” means a written request or order signed in the name of both of the Issuers signed by any two Officers of each of the Issuers.
“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:
(a)    increased, in each case (other than with respect to clauses (xi), (xii) and (xiv) below) to the extent deducted and not added back in calculating such Consolidated Net Income (and without duplication), by:
(i)    the provision for taxes based on income, profits or capital, including federal, state, franchise, excise, property and similar taxes and foreign withholding taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar credits and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of such Person or its Restricted Subsidiaries or any direct or indirect parent of such Person or its Restricted Subsidiaries in respect of such period (in each case, to the extent attributable to the operations of such Person and its Subsidiaries), which shall be included as though such amounts had been paid as income taxes directly by such Person or its Restricted Subsidiaries; plus
(ii)    Consolidated Interest Expense; plus
(iii)    all depreciation and amortization charges and expenses, including amortization or expense recorded for upfront payments related to any contract signing and signing bonus and incentive payments; plus

(iv)    the amount of any interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary of such Person that is not a Wholly Owned Restricted Subsidiary of such Person; plus
(v)    the amount of management, board of director, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses paid or accrued to or on behalf of any direct or indirect parent of ZoomInfo Technologies or any of the Permitted Holders; plus
(vi)    earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period, including any mark to market adjustments; plus
(vii)    all payments, charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by any future, present or former director, officer, employee, manager, consultant or independent contractor of ZoomInfo Technologies or any of the Restricted Subsidiaries and all losses, charges and expenses related to payments made to holders of options, cash-settled appreciation rights, awards under any successor plans of the Company’s option or equity plans or other derivative equity interests in the common equity of such Person or any direct or indirect parent of ZoomInfo Technologies in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus
(viii)    all non-cash losses, charges and expenses, including any write-offs or write- downs; provided that if any such non-cash loss, charge or expense represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) such Person may determine not to add back such non-cash loss, charge or expense in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to add back such non-cash loss, charge or expense, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus
(ix)    all costs and expenses in connection with pre-opening and opening and closure and/or consolidation of facilities; plus
(x)    restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with any acquisitions, start-up costs (including entry into new market/channels and new service offerings), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, systems, facilities or equipment conversion costs, excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits, expenses relating to any decommissioning or reconfiguration of fixed assets for alternative uses and costs consisting of professional consulting or other fees relating to any of the foregoing; plus

(xi)    Pro Forma Cost Savings, it being understood that amounts added back pursuant to this clause (xi), together with any amounts added back pursuant to the first proviso set forth in the definition of “Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” shall not exceed 25% of the Consolidated EBITDA for such period calculated before giving effect to the add-backs set forth in this clause (xi) or such definitions; plus
(xii)    amounts included in the “Adjusted EBITDA” reconciliations set forth in the “Summary—Summary Historical and Pro Forma Financial and Other Data” in the Offering Memorandum or amounts of similar nature to those listed therein, without duplication, to the extent adjustments of such nature continue to be applicable during the period in which Consolidated EBITDA is being calculated; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Basis”; plus
(xiii)    the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Financing; plus
(xiv)    with respect to any joint venture of such Person or any Restricted Subsidiary thereof that is not a Restricted Subsidiary, an amount equal to (x) such Person’s or such Restricted Subsidiary’s proportionate share of the net income of such joint venture that is excluded from Consolidated Net Income as a result of clause (h)(i) of the definition of Consolidated Net Income and (y) the proportion of those items described in clauses (i), (ii) and (iii) above relating to such joint venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby; plus
(xv)    charges consisting of income attributable to minority interests and non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary, excluding cash distributions in respect thereof;
(b)    decreased (without duplication and to the extent increasing such Consolidated Net Income for such period) by (i) non-cash gains or income, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Issue Date, and (ii) the amount of any minority interest income consisting of a Subsidiary loss attributable to minority equity interest of third parties in any non-Wholly Owned Subsidiary (to the extent not deducted from Consolidated Net Income for such period);
(c)    increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Contracts (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies;

(d)    increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any gain or loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice); and
(e)    increased (with respect to any positive change) or decreased (with respect to any negative change) by any positive or negative change in short-term deferred revenue;
provided that ZoomInfo Technologies may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (a) through (e) above if any such item individually is less than $750,000 in any fiscal quarter.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(a)    the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, all discounts, commissions, fees and other charges associated with any Receivables Financing or Factoring Transaction, and any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting); plus
(b)    consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
(c)    interest income of the referent Person and its Restricted Subsidiaries for such period;
provided that (a) when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Issue Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Issue Date by 365 and then dividing such product by the number of days from and including the Issue Date to and including the last day of such period and (b) in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that (without duplication):

(a)    all net after-tax extraordinary, nonrecurring, infrequent, exceptional or unusual gains, losses, income, expenses and charges, in each case as determined in good faith by such Person, and in any event including, without limitation, all restructuring, severance, relocation, retention and completion bonuses or payments, consolidation, integration or other similar charges and expenses, contract termination costs, system establishment charges, conversion costs, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments, settlements or modifications to pension and post-retirement employee benefit plans in connection with any acquisition or Investment, expenses associated with strategic initiatives, facilities shutdown and opening costs, and any fees, expenses, charges or change in control payments related to any acquisition or Investment (including any transition-related expenses (including retention or transaction-related bonuses or payments) incurred before, on or after the Issue Date), will be excluded;
(b)    all (i) transaction fees, costs and expenses incurred in connection with any contemplated equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, amalgamations, option buyouts and the Incurrence, modification or repayment of Indebtedness permitted to be Incurred under this Indenture (including any refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions (in each case, whether or not consummated), and (ii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period will be excluded;
(c)    all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;
(d)    all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions, including the sale or other disposition of any Equity Interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;
(e)    all net after-tax income, loss, expense or charge attributable to the early extinguishment, conversion or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid) will be excluded;
(f)    all non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments will be excluded;
(g)    any non-cash or unrealized currency translation or foreign currency transaction gains and losses related to changes in currency exchange rates (including, without limitation, remeasurements of Indebtedness and any net loss or gain resulting from (i) Swap Contracts for currency exchange risk and (ii) intercompany Indebtedness), will be excluded;

(h)    (i) the net income for such period of any Person that is not the referent Person or a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments that are paid in or converted into cash or that, as reasonably determined by a responsible financial or accounting officer of the referent Person or a Restricted Subsidiary of the referent Person, could have been paid in or converted into (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (v) below), cash with respect to such equity ownership to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (ii) without duplication, the net income for such period will include any ordinary course dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership received from any such Person during such period in excess of the amounts included in subclause (i) above;
(i)    the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies will be excluded;
(j)    the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items), and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;
(k)    all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising from the application of GAAP will be excluded;
(l)    all non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation, awards under any successor plans of the Company’s option or equity plans or other similar rights will be excluded;
(m)    any costs or expenses incurred in connection with the payment of dividend equivalent rights to holders of equity-based incentive awards pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;
(n)    all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;

(o)    all discounts, commissions, fees and other charges (including interest expense) associated with any Receivables Financing or Factoring Transaction will be excluded;
(p)    (i) the non-cash portion of “straight-line” rent expense will be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;
(q)    expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (q);
(r)    losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);
(s)    non-cash charges or income relating to increases or decreases of deferred tax asset valuation allowances will be excluded;
(t)    cash dividends or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Issue Date will be included;
(u)    any Initial Public Company Costs will be excluded;
(v)     any (i) severance or relocation costs or expenses, (ii) one-time non-cash compensation charges, (iii) the costs and expenses related to employment of terminated employees, or (iv) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded; and
(w)    any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the earlier of the maturity date of the Notes and the date on which all the Notes cease to be outstanding, shall be excluded;

provided that ZoomInfo Technologies may, in its sole discretion, elect to not make any adjustment for any item pursuant to clauses (a) through (w) above if any such item individually is less than $750,000 in any fiscal quarter.
“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) consolidated total Indebtedness of Parent and its Restricted Subsidiaries minus cash and Cash Equivalents of Parent and its Restricted Subsidiaries, in each case calculated on the date of determination that constitutes Secured Indebtedness, calculated on a Pro Forma Basis, to (b) the aggregate amount of Consolidated EBITDA for the then most recent four full fiscal quarters for which internal financial statements of Parent and its Restricted Subsidiaries are available, calculated on a Pro Forma Basis; provided that, in the event that Parent is no longer a Guarantor, such ratio shall be determined by utilizing the consolidated total Indebtedness of ZoomInfo Technologies and its Restricted Subsidiaries together with any Parent Guarantor on the date of determination that constitutes Secured Indebtedness and Consolidated EBITDA for the then most recent four full fiscal quarters for which internal financial statements of Parent and its Restricted Subsidiaries and any Parent Guarantor.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof or (iv) as an account party with respect to any letter of credit, letter of guaranty or bankers’ acceptance.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity investments in one or more companies.
“Corporate Trust Office” shall be the office of the Trustee at which the corporate trust business of the Trustee is administered, which at the date of this Indenture is located, (i) for purposes of transfers, exchanges or surrender of the Notes or for presentment of Notes for final payment thereon, at Wells Fargo Bank, National Association, as Trustee and Registrar – 600 S. 4th Street, 7th Floor, Minneapolis, MN 55415, MAC: N9300-070, Attention: Bondholder Communications, Telephone No.: (800) 344-5128, Email: bondholdercommunications@wellsfargo.com and (ii) for all other purposes, at Wells Fargo Bank, National Association, CTSO Mail Operations 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, MN 55415 Attention: Corporate Trust Services – The Howard Hughes Corporation Administrator, or such other address as the Trustee shall designate.
“Credit Agreement” means (i) the Senior Secured Credit Facility and (ii) whether or not the Senior Secured Credit Facility remains outstanding, if designated by ZoomInfo Technologies to be included in the definition of “Credit Agreement,” one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, notes, mortgages, guarantees, collateral documents, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrower(s) or issuer(s) and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased (provided that such increase in borrowings is permitted under the Senior Secured Credit Facility), replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors.
“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Issuers.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Parent or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided further that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant of ZoomInfo Technologies, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which Parent or a Restricted Subsidiary has an Investment, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Subsidiaries.
“Domestic Subsidiaries” means, with respect to any Person, any subsidiary of such Person other than a Foreign Subsidiary.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any public or private sale of Common Stock or Preferred Stock of ZoomInfo Technologies or any of its direct or indirect parent companies (excluding Disqualified Stock of such entity), other than (i) public offerings with respect to Common Stock of ZoomInfo Technologies or of any of its direct or indirect parent companies registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of ZoomInfo Technologies.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Factoring Transaction” means any transaction or series of transactions that may be entered into by ZoomInfo Technologies or any Restricted Subsidiary pursuant to which ZoomInfo Technologies or such Restricted Subsidiary may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not a Restricted Subsidiary; provided that any such person that is a Subsidiary meets the qualifications in clauses (1) through (3) of the definition of “Receivables Subsidiary.”
“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by ZoomInfo Technologies, whose determination will be conclusive for all purposes under this Indenture and the Notes).
“FASB ASC” means the Accounting Standard Codifications as promulgated by the Financial Accounting Standards Board, including any renumbering of such standards or any successor or replacement section or sections promulgated by the Financial Accounting Standards Board.
“Foreign Subsidiary” means, with respect to any Person, (a) any subsidiary of such Person that is organized and existing under the laws of any jurisdiction outside the United States of America or (b) any subsidiary of such Person that has no material assets other than the Capital Stock of one or more subsidiaries described in clause (a) and other assets relating to an ownership interest in any such Capital Stock or subsidiaries.
“GAAP” means generally accepted accounting principles in the United States in effect on the Issue Date, except for any reports required to be delivered pursuant to Section 3.2, which shall be prepared in accordance with GAAP in effect on the date thereof. At any time after the Issue Date, ZoomInfo Technologies may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to ZoomInfo Technologies’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. ZoomInfo Technologies shall give notice of any such election made in accordance with this definition to the Trustee and the holders of Notes.
“Global Note Legend” means the legend set forth in Section 2.1(b), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.1 or 2.6.
“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, “guarantee” shall have a corresponding meaning.
“Guarantee” means any guarantee of the obligations of the Issuers under this Indenture and the Notes by a Guarantor in accordance with the provisions of this Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.
“Guarantor” means any Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor (subject, for the avoidance of doubt, to reinstatement pursuant to Section 3.11). On the Issue Date, the Guarantors will be Parent and each Domestic Subsidiary of Parent that was a Restricted Subsidiary and a guarantor under the Senior Secured Credit Facility (other than the Issuers).
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1)     currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2)     other agreements or arrangements designed to manage, hedge or protect such Person with respect to fluctuations in currency exchange, interest rates or commodity, raw materials, utilities and energy prices.
“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations, and, in the case of Hedging Obligations, any counterparty to such Hedging Obligations.
“Holder” means the Person in whose name a Note is registered on the Registrar’s books.
“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Incur” or “incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:
(a)    any indebtedness (including principal and premium) of such Person, whether or not contingent:
    (i)     in respect of borrowed money;
    (ii)     evidenced by bonds, notes, debentures or similar instruments;
    (iii)     evidenced by letters of credit (or, without duplication, reimbursement agreements in respect thereof);
    (iv)    Capitalized Lease Obligations;
    (v)    representing the deferred and unpaid balance of the purchase price of any property (other than Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor in each case accrued in the ordinary course of business, (B) liabilities accrued in the ordinary course of business and (C) earn-outs and other contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment becomes fixed;
    (vi)     representing any interest rate Hedging Obligations; or
    (vii)     all Cash Management Obligations incurred with a lender (or its Affiliates) under a credit agreement, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(b)    to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);
(c)    Disqualified Stock of such Person; and
(d)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset (other than a Lien on Capital Stock of an Unrestricted Subsidiary) owned by such Person (whether or not such Indebtedness is assumed by such Person);
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business, (B) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of ASC 840-40, “Sale-Leaseback Transactions,” (C) obligations with respect to Receivables Financing and (D) obligations under or in respect of inventory financing agreements entered into in the ordinary course of business. The amount of Indebtedness of any person under clause (d) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such Indebtedness secured by such Lien and (y) the fair market value of the property encumbered thereby as determined by such person in good faith.
“Indenture” has the meaning set forth in the preamble hereto.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of ZoomInfo Technologies, qualified to perform the task for which it has been engaged.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the $350,000,000 in aggregate principal amount of the 3.875% Senior Notes due 2029 of the Issuers issued under this Indenture on the Issue Date.
“Initial Public Company Costs” means, as to any Person, costs relating to compliance with the provisions of the Securities Act and the Exchange Act (or similar regulations applicable in other listing jurisdictions), as applicable to companies with equity securities held by the public, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes Oxley Act of 2002 (or similar non-U.S. regulations) and the rules and regulations promulgated in connection therewith (or similar regulations applicable in other listing jurisdictions), the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the initial listing of such Person’s equity securities on a national securities exchange (or similar non-U.S. exchange); provided that any such costs arising from the costs described above in respect of the ongoing operation of such Person as a listed equity or its listed debt securities following the initial listing of such Person’s equity securities or debt securities, respectively, on a national securities exchange (or similar non-U.S. exchange) shall not constitute Initial Public Company Costs.
“Initial Purchasers” means Morgan Stanley & Co. LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., with respect to the offer and sale of the Initial Notes, and such other initial purchasers party to future purchase agreements entered into in connection with an offer and sale of any Additional Notes.
“Interest Payment Date” means February 1 and August 1 of each year, commencing on August 1, 2021 with respect to the Initial Notes, ending at the Stated Maturity of the Notes.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees or other obligations), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel, entertainment, relocation, payroll and similar advances to officers, directors and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
“Issue Date” means February 2, 2021.

“Issuers” has the meaning set forth in the preamble hereto.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to such asset; provided that in no event shall an operating lease or occupancy agreement be deemed to constitute a Lien.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Notes” means the Initial Notes and any Additional Notes, treated as a single class of securities.
“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.
“Obligations” means any principal, interest, premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), costs, expenses, damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities, payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the Offering Memorandum related to the offering of the Initial Notes, dated January 28, 2021.
“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, principal accounting officer, controller, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or Assistant Treasurer or the Secretary or any Assistant Secretary of ZoomInfo Technologies (and for the avoidance of doubt, in connection with the signing of a Company Order by the Co-Issuer, “Officers” will also include the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, principal accounting officer, controller, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or Assistant Treasurer or the Secretary or any Assistant Secretary of the Co-Issuer).
“Officers’ Certificate” means a certificate signed on behalf of ZoomInfo Technologies, by two Officers of ZoomInfo Technologies, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of ZoomInfo Technologies that meets the requirements set forth in this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to ZoomInfo Technologies.

“Parent” means ZoomInfo LLC and any successor thereto; provided that, at all times when ZoomInfo Technologies is a party to a Credit Agreement as to which any entity that directly or indirectly owns Capital Stock of ZoomInfo Technologies is a borrower or guarantor of such Credit Agreement, then “Parent” shall be the entity that is the direct Subsidiary of the topmost “holdings” entity under such Credit Agreement (i.e., the entity whose sole purpose is to pledge the shares of the borrower under such Credit Agreement and whose primary asset is the Capital Stock of the borrower under such Credit Agreement); provided, further, that, in the event that such direct subsidiary is ZoomInfo Technologies, then all references in this Indenture to “Parent” shall instead be to the “Issuer” for such time as ZoomInfo Technologies is the direct subsidiary of the topmost “holdings” entity under such Credit Agreement. However, for the avoidance of doubt, where a provision in this Indenture is intended to apply differently as between the Issuer and Parent, the provisions related to the Issuer shall apply.
“Parent Guarantor” means any Guarantor that is not a Subsidiary Guarantor. On the Issue Date, the Parent Guarantor will be Parent.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream).
“Permanent Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Temporary Regulation S Global Note upon expiration of the Restricted Period.
“Permitted Holders” means each of (a) the Sponsors, (b) managers and members of management of ZoomInfo Technologies as of the Issue Date (or any Permitted Parent or its Subsidiaries that have ownership interest in ZoomInfo Technologies (or such Permitted Parent)) (including any such managers and members of management holding through an equityholding vehicle), (c) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which any of the Persons described in clause (a) or (b) of this definition are members (provided that, without giving effect to the existence of such group or any other group, any of the Persons described in clauses (a) and (b) of this definition, collectively, Beneficially Own Voting Stock representing 50% or more of the total voting power of the Voting Stock of ZoomInfo Technologies (or any Permitted Parent) then held by such group) and (d) any Permitted Parent. Any Person or group, together with its Affiliates, whose acquisition of Beneficial Ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
“Permitted Liens” means the following types of Liens:
(1)    deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;
(2)    Liens in favor of issuers of stay, customs, performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptance issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(3)    Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by ZoomInfo Technologies or any Restricted Subsidiary;
(4)    Liens on property at the time ZoomInfo Technologies or a Guarantor acquired the property, including any acquisition by means of a merger or consolidation with or into ZoomInfo Technologies or any of the Guarantor; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized for, such acquisition; provided further, however, that such Liens may not extend to any other property owned by ZoomInfo Technologies or any Guarantor;
(5)    Liens securing Hedging Obligations and/or Cash Management Obligations so long as the related Indebtedness is permitted to be incurred under this Indenture and is secured by a Lien on the same property securing such Hedging Obligation and/or Cash Management Obligation;
(6)    Liens existing on the Issue Date;
(7)    Liens in favor of ZoomInfo Technologies or any Guarantor;
(8)    Liens to secure any Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien existing on the Issue Date or referred to in clauses (3), (4) and (19)(B) of this definition; provided, however, that such Liens (x) are no less favorable to the Holders of the Notes taken as a whole, and are not more favorable to the lien holders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, and (y) do not extend to or cover any property or assets of ZoomInfo Technologies or any of the Guarantors not securing the Indebtedness so refinanced;
(9)    Liens on accounts receivable and related assets incurred in connection with a Receivables Financing;
(10)    Liens for taxes, assessments or other governmental charges or levies not yet overdue or the nonpayment of which in the aggregate would not reasonably be expected to result in a material adverse effect, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that ZoomInfo Technologies or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;
(11)    judgment liens in respect of judgments that do not constitute an Event of Default;
(12)    pledges, deposits or security under workmen’s compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements or earnest money deposits required in connection with a purchase agreement or other acquisition, in each case incurred in the ordinary course of business or consistent with past practice;
(13)    landlords’, carriers’, warehousemen’s, mechanics’, material-men’s, repairmen’s and other like Liens imposed by applicable law, (i) arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days, (ii) (A) that are being contested in good faith by appropriate proceedings, (B) ZoomInfo Technologies or a Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation or (iii) the existence of which would not reasonably be expected to result in a material adverse effect;
(14)    minor survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of business or to the ownership of properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business;
(15)    leases, licenses, subleases, sublicenses or operating agreements (including, without limitation, licenses and sublicenses of intellectual property) granted to others in the ordinary course of business that do not interfere in any material respect with the business of Parent or any of its material Restricted Subsidiaries or which do not by their own terms secure any Indebtedness;
(16)    the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by ZoomInfo Technologies or any of the Guarantors or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(17)    banker’s Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;
(18)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by ZoomInfo Technologies and the Guarantors in the ordinary course of business;
(19)    (A) other Liens securing Indebtedness for borrowed money or other obligations with respect to property or assets with an aggregate fair market value (valued at the time of creation thereof) with a principal amount not exceeding the greater of (x) $80.0 million and (y) 30.0% of Consolidated EBITDA for the Reference Period at any time and (B) Liens securing Indebtedness in an amount not to exceed the greater of (x) $80.0 million and (y) 30.0% of Consolidated EBITDA for the Reference Period at any time incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that (x) the Lien may not extend to any other property (except for accessions to such property) owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred, (y) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (z) with respect to Capitalized Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Lease Obligations; provided that individual financings of property provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;
(20)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;
(21)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(22)    Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of ZoomInfo Technologies or any Guarantor to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of ZoomInfo Technologies and the Guarantors or (iii) relating to purchase orders and other agreements entered into by ZoomInfo Technologies or any Guarantor in the ordinary course of business;
(23)    Liens solely on any cash earnest money deposits made by ZoomInfo Technologies or any of the Guarantors in connection with any letter of intent or purchase agreement permitted under this Indenture;
(24)    [reserved];
(25)    Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;
(26)    security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;
(27)    landlords’ and lessors’ Liens in respect of rent not in default for more than 60 days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect;
(28)    Liens in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) with respect to customs duties in the ordinary course of business, (ii) that are not overdue by more than 60 days, (iii) (A) that are being contested in good faith by appropriate proceedings, (B) ZoomInfo Technologies or a Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iv) the existence of which would not reasonably be expected to result in a material adverse effect;

(29)    Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;
(30)    Liens on the Capital Stock of Unrestricted Subsidiaries;
(31)    Liens on inventory or equipment of ZoomInfo Technologies or any of the Guarantors granted in the ordinary course of business to ZoomInfo Technologies’ or such Guarantor’s clients or customers at which such inventory or equipment is located;
(32)    pledges or deposits made in the ordinary course of business to secure liability to insurance carriers and Liens on insurance policies and the proceeds thereof (whether accrued or not), rights or claims against an insurer or other similar asset securing insurance premium financings;
(33)    Liens on cash deposits of ZoomInfo Technologies and Foreign Subsidiaries subject to a Cash Pooling Arrangement or otherwise over bank accounts of ZoomInfo Technologies and Foreign Subsidiaries maintained as part of the Cash Pooling Arrangement, in each case securing liabilities for overdrafts of ZoomInfo Technologies and Foreign Subsidiaries participating in such Cash Pooling Arrangements;
(34)    any encumbrance or retention (including put and call agreements and rights of first refusal) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;
(35)    Liens consisting of customary contractual restrictions on cash and Cash Equivalents;
(36)     Liens securing the Notes and related Guarantees;
(37)     Liens securing Swaps Contracts;
(38)     Liens securing the Credit Agreement in an aggregate principal amount not to exceed $800.0 million;
(39)     Liens securing any Indebtedness; provided, however, that, at the time of incurrence of such Liens and after giving pro forma effect thereto (including a pro forma application of the net proceeds therefrom) the Consolidated Secured Debt Ratio would be no greater than 3.75 to 1.00; and
(40)     Liens securing any Indebtedness in an aggregate principal amount not exceeding the greater of (x) $100.0 million and (y) 40.0% of Consolidated EBITDA for the Reference Period at any time.

“Permitted Parent” means any direct or indirect parent of ZoomInfo Technologies so long as a Permitted Holder pursuant to clause (a), (b) or (c) of the definition thereof holds 50% or more of the Voting Stock of such direct or indirect parent of ZoomInfo Technologies.
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.
“Principal Property” means any tangible asset having fair market value in excess of $15.0 million, other than real property, together with the buildings, structures, facilities and improvements thereon, owned by ZoomInfo Technologies or any Guarantor as of the date of this Indenture.
“Private Placement Legend” means the legend set forth in Section 2.1(c) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.
“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Indenture, including the Consolidated Secured Debt Ratio and the calculation of Consolidated Interest Expense, Consolidated Net Income and Consolidated EBITDA, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to any Specified Transactions, any acquisition, merger, amalgamation, consolidation, Investment, any issuance, Incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, Incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or arrangement) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including (i) any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period and (ii) with respect to any proposed Investment or acquisition of the subject Person for which committed financing is or is sought to be obtained, the event for which a determination under this definition is made may occur after the date upon which the relevant determination or calculation is made), in each case, as if each such event occurred on the first day of the Reference Period; provided that (a) pro forma effect will be given to reasonably identifiable and quantifiable pro forma cost savings or expense reductions related to operational efficiencies (including the entry into or renegotiation of any material contract or arrangement), strategic initiatives or purchasing improvements and other cost savings, improvements or synergies, in each case, that have been realized, or are reasonably expected to be realized, by such Person and its Restricted Subsidiaries based upon actions to be taken within 18 months after the consummation of the action, in each case, as if such cost savings, expense reductions, improvements and synergies occurred (or were realized) on the first day of the Reference Period and (b) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period; provided further, that any amounts given pro forma effect pursuant to clause (a) above and clause (xi) of the definition of “Consolidated EBITDA” shall not exceed 25% of the Consolidated EBITDA for any Reference Period calculated before giving effect to the add-backs set forth in such clause (b) above and clause (xi) of the definition of “Consolidated EBITDA.”
For purposes of making any computation referred to above:
(1)     if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness if such Swap Contracts has a remaining term in excess of 12 months);
(2)     interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of ZoomInfo Technologies or a direct or indirect parent of ZoomInfo Technologies to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;
(3)     interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as ZoomInfo Technologies may designate;
(4)     interest on any Indebtedness under a revolving credit facility or a Qualified Receivables Financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and
(5)     to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X.
Any pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X, (2) adjustments calculated to give effect to any Pro Forma Cost Savings and (3) all adjustments of the nature included in the “Adjusted EBITDA” reconciliations set forth in the “Summary—Summary Historical and Pro Forma Financial and Other Data” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to the Reference Period; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.”

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into, amendment or renegotiation of any material contract or arrangement) and synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be ZoomInfo Technologies realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of ZoomInfo Technologies (or any successor thereto) or of any direct or indirect parent of ZoomInfo Technologies) and are reasonably anticipated to result from actions taken or to be taken within 18 months after the consummation of any change that is, in each case, expected to result in such cost savings, expense reductions, operating improvements or synergies; provided that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, add back, exclusion or otherwise, for such period.

“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.
“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).
“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:
(1)    such Factoring Transaction is non-recourse to, and does not obligate, ZoomInfo Technologies or any Restricted Subsidiary, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings;
(2)    all sales, conveyances, assignments and/or contributions of Receivables Assets by ZoomInfo Technologies or any Restricted Subsidiary are made at Fair Market Value in the context of a Factoring Transaction (as determined in good faith by ZoomInfo Technologies); and
(3)    such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by ZoomInfo Technologies) and may include Standard Securitization Undertakings.
The grant of a security interest in any accounts receivable of ZoomInfo Technologies or any of the Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Factoring.
“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:
(1)    all sales, conveyances, assignments and/or contributions of Receivables Assets by ZoomInfo Technologies or any Restricted Subsidiary to any Receivables Subsidiary are made at Fair Market Value in the context of a Receivables Financing (as determined in good faith by ZoomInfo Technologies), and
(2)    the financing terms, covenants, termination events and other provisions thereof shall be on market terms at the time such Receivables Financing is first entered into (as determined in good faith by ZoomInfo Technologies) and may include Standard Securitization Undertakings.
The grant of a security interest in any accounts receivable of ZoomInfo Technologies or any of the Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Financing.
“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers which shall be substituted for Moody’s or S&P or both, as the case may be.

“Ratings Downgrade” means the rating on the Notes is lowered by both of the Rating Agencies and the Notes are rated below an Investment Grade Rating by both of the Rating Agencies on any day during the period commencing 60 days prior to the earlier of (x) the first public notice of the occurrence of a Change of Control or ZoomInfo Technologies’ or any parent entity’s intention to effect a Change of Control and (y) the occurrence of a Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (in each case, with references in this definition to a “Change of Control” not giving effect to the proviso contained in the definition thereof).
“Receivables Assets” means accounts receivable (whether now existing or arising in the future) of ZoomInfo Technologies or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or factoring transactions involving accounts receivable and any Swap Contracts entered into by ZoomInfo Technologies or any such Subsidiary in connection with such accounts receivable.
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing or Factoring Transaction.
“Receivables Financing” means any transaction or series of transactions that may be entered into by ZoomInfo Technologies or any of its Subsidiaries pursuant to which ZoomInfo Technologies or any of its Subsidiaries may sell, contribute, convey, assign or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by ZoomInfo Technologies or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Receivables Assets so sold, contributed, conveyed, assigned or otherwise transferred).
“Receivables Repurchase Obligation” means (i) any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller or (ii) any right of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.
“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of ZoomInfo Technologies (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with ZoomInfo Technologies and/or one or more of the Restricted Subsidiaries (including, a special purpose securitization vehicle (or similar entity)) in which ZoomInfo Technologies or any Subsidiary of ZoomInfo Technologies or a direct or indirect parent of ZoomInfo Technologies makes an Investment (or which otherwise owes to ZoomInfo Technologies or one of the Restricted Subsidiaries any deferral of part of the purchase price of the Receivables Assets for the purpose of credit enhancement given under the Qualified Receivables Financing) and to which ZoomInfo Technologies or any

Subsidiary of ZoomInfo Technologies or a direct or indirect parent of ZoomInfo Technologies sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets of ZoomInfo Technologies and its Subsidiaries or a direct or indirect parent of ZoomInfo Technologies, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by ZoomInfo Technologies or any of its direct or indirect parents as a Receivables Subsidiary and:
(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by ZoomInfo Technologies or any Restricted Subsidiary (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates ZoomInfo Technologies or any Restricted Subsidiary (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of ZoomInfo Technologies or any Restricted Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,
(2)    with which neither ZoomInfo Technologies nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which ZoomInfo Technologies reasonably believes to be no less favorable to ZoomInfo Technologies or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of ZoomInfo Technologies, and
(3)    to which neither ZoomInfo Technologies nor any other Subsidiary of ZoomInfo Technologies has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by ZoomInfo Technologies or any of its direct or indirect parents shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of ZoomInfo Technologies or any of its direct or indirect parents giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
“Record Date” for the interest payable on any applicable Interest Payment Date means January 15 and July 15 (whether or not a Business Day) next preceding such Interest Payment Date.
“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Temporary Regulation S Global Note or Permanent Regulation S Global Note, as applicable, in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the

Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.
“Required Holders” means, as of any date of determination, Holders that hold Notes that, in the aggregate, represent more than 50% of the sum of the principal amount of all Notes outstanding at such time.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of such Trustee, including any vice president, assistant vice president, trust officer or any other officer of such Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers who shall have direct responsibility for the administration of this Indenture, or any other officer of such Trustee to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means, in relation to the Initial Notes, the 40 consecutive days beginning on and including the later of (1) the day on which the Initial Notes are offered to Persons other than distributors (as defined in Regulation S under the Securities Act) and (2) the Issue Date; and, in relation to any Additional Notes that bear the Private Placement Legend, the comparable period of 40 consecutive days.
“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Parent (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor to its rating agency business.
“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by ZoomInfo Technologies or any Guarantor of any real or tangible personal property, which property has been or is to be sold or transferred by ZoomInfo Technologies or such Guarantor to such Person in contemplation of such leasing.
“Secured Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries secured by a Lien.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Secured Credit Facility” means that certain First Lien Credit Agreement, dated as of February 1, 2019, among ZoomInfo LLC (formerly known as DiscoverOrg, LLC), ZoomInfo Midco LLC (formerly known as DiscoverOrg Midco, LLC), Morgan Stanley Senior Funding, Inc. as Administrative Agent and Collateral Agent, the lenders party thereto and certain other parties specified therein, providing for term loans, revolving loans and other extensions of credit, including any related notes, debentures, bonds, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements indentures, notes, bonds, facilities or other forms of indebtedness in whole or in part (in each case with the same or new agents, lenders or investors), including any agreement adding or changing the borrower or issuer or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“Similar Business” means any business engaged or proposed to be engaged in by the Company and its Subsidiaries on the Issue Date and any business or other activities that are similar, ancillary, complementary, incidental or related to, or an extension, development or expansion of, the businesses in which the Company and its Subsidiaries are engaged on the Issue Date.
“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes other than pursuant to the Senior Secured Credit Facility) or Investment (including any proposed Investment or acquisition) that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any acquisition or any disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of ZoomInfo Technologies, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any disposition of a business unit, line of business or division of ZoomInfo Technologies or any of the Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of ZoomInfo Technologies or implementation of any initiative not in the ordinary course of business.
“Sponsors” means Carlyle Partners VI, L.P., TA Associates Management, L.P., 22C Capital LLC or any of their respective Control Investment Affiliates and, in each case (whether individually or as a group), Affiliates of the foregoing (but excluding any operating portfolio companies of the foregoing).
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by ZoomInfo Technologies or any Subsidiary of ZoomInfo Technologies which ZoomInfo Technologies has determined in good faith to be customary in a Factoring Transaction or Receivables Financing, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
“Subordinated Indebtedness” means (a) with respect to ZoomInfo Technologies, any Indebtedness of ZoomInfo Technologies which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Subsidiary Guarantor” means any Guarantor that is a Restricted Subsidiary.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.
“Temporary Regulation S Global Note” means a temporary Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and the Temporary Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.
“Temporary Regulation S Legend” means the legend set forth in Section 2.1(d).
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

“Treasury Rate” means, as of the applicable Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the Redemption Date or, in the case of a satisfaction and discharge or defeasance, at least two Business Days prior to the date on which the Issuers deposit the amounts required under this Indenture) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) with respect to each applicable day during such week (or, if such Statistical Release is no longer published or no market data appears thereon, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to February 1, 2024; provided, however, that if the period from such Redemption Date to February 1, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means Wells Fargo Bank, National Association, as Trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
“Unrestricted Subsidiary” means (i) any Subsidiary of Parent that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of ZoomInfo Technologies, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary.
“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.
Whenever it is necessary to determine whether ZoomInfo Technologies has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.
“U.S. Government Securities” means securities that are:
(a)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.2Other Definitions.

Term	Defined in Section
“actual knowledge”	7.2(g)
“Additional Notes”	2.2
“Agent Members”	2.1(d)
“Authentication Order”	2.2
“Change of Control Offer”	3.9(a)
“Change of Control Payment”	3.9(a)
“Change of Control Payment Date”	3.9(b)
“Covenant Defeasance”	8.1(b)
“Defaulted Interest”	2.12
“DTC”	2.1(b)
“Event of Default”	6.1
“Guarantor Obligations”	10.1(a)
“Legal Defeasance”	8.1(b)
“Paying Agent”	2.3
“pdf”	3.9(b)
“Qualified Reporting Subsidiary”	3.2(e)
“Redemption Date”	5.4
“Registrar”	2.3
“Resale Restriction Termination Date”	2.1(c) and (d)
“Signature Law”	12.8
“Special Interest Payment Date”	2.12(a)
“Special Record Date”	2.12(a)
“Successor Company”	4.1(a)(i)
“Successor Parent Guarantor”	4.1(d)(i)
“Successor Subsidiary Guarantor”	4.1(c)(i)

SECTION 1.3Rules of Construction. Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP or IFRS, if applicable;
(c)“or” is not exclusive;
(d)“including” means including without limitation;
(e)words in the singular include the plural and words in the plural include the singular;

(f)(i) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; (ii) Secured Indebtedness shall not be deemed to be subordinated or junior to other Secured Indebtedness merely because it has a junior priority with respect to the same collateral; and (iii) Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral;
(g)references to sections of, or rules under, the Securities Act or Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;
(h)unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and
(i)the words “herein,” “hereof” and “hereunder” and any other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.
ARTICLE II

The Notes
SECTION 2.1Form and Dating.
(a)The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part hereof. The Notes may have notations, legends or endorsements approved as to form by the Issuers, and required by law, stock exchange rule, agreements to which the Issuers are subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(b)The Notes shall initially be issued in the form of one or more Global Notes and The Depository Trust Company (“DTC”), its nominees, and their respective successors, shall act as the Depositary with respect thereto. Each Global Note (i) shall be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or held by the Trustee as Notes Custodian for the Depositary pursuant to such Depositary’s instructions, and (iii) shall bear a Global Note Legend in substantially the following form:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
(c)Except as permitted by Section 2.6(g), any Note not registered under the Securities Act shall bear the following Private Placement Legend on the face thereof:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IF AVAILABLE, AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

EACH HOLDER OF THIS NOTE OR ANY INTEREST HEREIN IS DEEMED TO REPRESENT AND WARRANT THAT EITHER (1) NO PORTION OF THE ASSETS USED BY IT TO PURCHASE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN WHICH IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING PLANS, ACCOUNTS OR ARRANGEMENTS DESCRIBED IN CLAUSE (A) OR (B), OR (2) ITS PURCHASE AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND NONE OF THE ISSUERS, THE TRUSTEE, THE INITIAL PURCHASERS NOR ANY OF THEIR RESPECTIVE AFFILIATES IS ITS FIDUCIARY IN CONNECTION WITH THE PURCHASE AND HOLDING OF THIS NOTE.
(d)The Temporary Regulation S Global Note shall bear a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IF AVAILABLE, AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST) OR (F)

PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
EACH HOLDER OF THIS NOTE OR ANY INTEREST HEREIN IS DEEMED TO REPRESENT AND WARRANT THAT EITHER (1) NO PORTION OF THE ASSETS USED BY IT TO PURCHASE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN WHICH IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING PLANS, ACCOUNTS OR ARRANGEMENTS DESCRIBED IN CLAUSE (A) OR (B), OR (2) ITS PURCHASE AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND NONE OF THE ISSUERS, THE TRUSTEE, THE INITIAL PURCHASERS NOR ANY OF THEIR RESPECTIVE AFFILIATES IS ITS FIDUCIARY IN CONNECTION WITH THE PURCHASE AND HOLDING OF THIS NOTE.
Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever, including but not limited to notices and payments. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. Notwithstanding anything to the contrary contained herein, any notice to be delivered to DTC (including, but not limited to, a notice of redemption) may be delivered electronically by the Trustee or the Issuers in accordance with Applicable Procedures.

SECTION 2.2Form of Execution and Authentication. An Officer shall sign the Notes for each of the Issuers by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be entitled to any benefit under this Indenture or valid for any purpose until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee shall authenticate Initial Notes for original issue on the Issue Date in an aggregate principal amount of $350,000,000 and additional Notes of the same series as the Initial Notes (“Additional Notes”) for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A hereto) in an unlimited amount, in each case upon written order of each of the Issuers signed by an Officer of each of the Issuers (an “Authentication Order”). In addition, each such Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the securities are to be Initial Notes or Additional Notes and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Definitive Notes. Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be held by the Trustee as Notes Custodian. The Initial Notes and any Additional Notes issued under this Indenture shall vote and consent together on all matters as one class and holders of the Initial Notes and any Additional Notes issued under this Indenture shall not have the right to vote or consent as a separate class on any matter.
The Initial Notes and any Additional Notes shall be resold initially only to (A) QIBs and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S.
The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or any Affiliate of the Issuers.
SECTION 2.3Registrar and Paying Agent. ZoomInfo Technologies shall maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency in the continental United States where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange and, upon written request from the Issuers, the Registrar shall provide the Issuers with a copy of such register to enable it to maintain a register of the Notes at its registered offices.
ZoomInfo Technologies may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. ZoomInfo Technologies may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. ZoomInfo Technologies or any Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions hereof that relate to such Agent. If ZoomInfo Technologies fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.6.
ZoomInfo Technologies initially appoints the Trustee as Registrar, Paying Agent and to act as Notes Custodian with respect to the Notes.
SECTION 2.4Paying Agent to Hold Money in Trust. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee in writing of any Default by the Issuers in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by such Paying Agent to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than either of the Issuers) shall have no further liability for the money delivered to the Trustee. If either of the Issuers acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.
SECTION 2.5Lists of Holders of the Notes. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Notes and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Notes held by each thereof, and the Issuers shall otherwise comply with TIA § 312(a).
SECTION 2.6Transfer and Exchange. References in this Section 2.6 to transfers and exchanges of Global Notes and Definitive Notes shall refer to transfers and exchange of such Notes.
(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred except, as a whole, by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes shall be exchanged by the Issuers for Definitive Notes, subject to any applicable laws, only (i) if the Issuers deliver to the Trustee written notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor Depositary within 120 days after the date of such notice from the Depositary; (ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Temporary Regulation S Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) upon request of the Required Holders if there shall have occurred and be continuing an Event of Default with respect to the Notes. In any such case, the Issuers shall notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, certificated Notes shall be issued to each Person that such Participants, Indirect Participants and DTC jointly identify as being the Beneficial Owner of the related Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or Section 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a). However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b) or Section 2.6(c) below.
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with the applicable subparagraphs below.
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a Temporary Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with Sections 2.6(b)(ii) and (iii) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i) unless specifically stated above.
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (B) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Temporary Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(i) below.
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

(A)if the transferee shall take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)if the transferee shall take delivery in the form of a beneficial interest in the Temporary Regulation S Global Note or the Permanent Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above, and
(A)the Registrar receives the following:
(x)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(y)    if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuers (except in the case the Issuers have so requested) in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer and Exchange of Beneficial Interests for Definitive Notes.
(i)Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. Subject to Section 2.6(a), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then upon receipt by the Registrar of the following documentation:
(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)[reserved];
(F)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;
the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(i) below, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Section 2.6(c)(i)(A) and Section 2.6(c)(i)(C), a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. Subject to Section 2.6(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
(A)the Registrar receives the following:
(y)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(z)    if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof, and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuers (except in the case the Issuers have so requested) in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iv)Transfer and Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. Subject to Section 2.6(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(i) below, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)[reserved];
(F)if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, and in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
(ii)Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A)the Registrar receives the following:
(y)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(z)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuers (except in the case the Issuers have so requested) in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)Transfer and Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to Sections 2.6(d)(ii)(A) or (d)(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).
(i)Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including, if the Issuers so request, a certification and/or Opinion of

Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act.
(ii)Transfer and Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if
(A)the Registrar receives the following:
(y)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(z)    if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuers so request, an Opinion of Counsel of the Holder or the Issuers (except in the case the Issuers so request) in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)Temporary Regulation S Global Note.
(i)Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Temporary Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.
(ii)During the Restricted Period, Beneficial Ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred (A) to the Issuers, (B) in an offshore transaction in accordance with Rule 904 of Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (C) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States; and beneficial interests in a 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

(iii)Within a reasonable period after expiration or termination of the Restricted Period, beneficial interests in each Temporary Regulation S Global Note shall be exchanged for beneficial interests in a Permanent Regulation S Global Note upon delivery to DTC of the certification of compliance and the transfer of applicable Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of the corresponding Permanent Regulation S Global Note, the Trustee shall cancel the corresponding Temporary Regulation S Global Note. The aggregate principal amount of a Temporary Regulation S Global Note and a Permanent Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(iv)Notwithstanding anything to the contrary in this Section 2.6, a beneficial interest in the Temporary Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(g)Private Placement Legend.
(i)Except as permitted by subparagraph (ii) below, each Restricted Global Note and each Restricted Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.
(ii)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(h)Global Note Legend. Each Global Note shall bear the Global Note Legend.
(i)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(j)General Provisions Relating to Transfers and Exchanges.
(i)To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 or at the Registrar’s request.

(ii)No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.9, 5.7 and 9.4).
(iii)The Holder of the Notes being transferred shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
(iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)Neither the Registrar nor the Issuers shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.
(vii)The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2.
(viii)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile or electronically.
(ix)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(x)Neither the Trustee, the Issuers nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(xi)Affiliates of the Issuers, including investment funds affiliated with the Sponsors, may acquire, hold and dispose of the Notes and exercise voting, consent and other similar rights with respect to such Notes (subject to the express restrictions contained in this Indenture).
SECTION 2.7Replacement Notes. If any mutilated Note is surrendered to the Trustee, or the Issuers, and the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met. The Holder must supply indemnity or security sufficient in the judgment of the Trustee (with respect to the Trustee and its agents) and the Issuers (with respect to the Issuers) to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge for their fees and expenses in replacing a Note including amounts to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto.
Every replacement Note is an obligation of the Issuer.
SECTION 2.8Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.
If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 3.1, it shall cease to be outstanding and interest on it shall cease to accrue.
Subject to Section 2.9, a Note does not cease to be outstanding because either of the Issuers or any Affiliate of either of the Issuers hold the Note.
SECTION 2.9Treasury Notes. In determining whether the Required Holders have concurred in any request, demand, authorization, direction, notice, waiver or consent (other than in respect of any action pursuant to Section 9.2(a), which requires the consent of each Holder of an affected Note), Notes owned by either of the Issuers or any Affiliate of either of the Issuers shall be disregarded and considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, waiver or consent, only Notes which a Responsible Officer actually knows to be owned by either of the Issuers or any Affiliate of either of the Issuers shall be considered as not outstanding. The Issuers shall promptly furnish to the Trustee an Officers’ Certificate listing and identifying all Notes, if any, known by the Issuers to be owned or held by or for the account of any of the above-described persons, and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
SECTION 2.10Temporary Notes. Until Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall upon receipt of an Authentication Order authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation along with written direction to cancel such Notes. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner (subject to the record retention requirements of the Exchange Act and the Trustee), and upon the written request of the Issuers, the Trustee shall deliver evidence of such cancellation to the Issuers. The Issuers may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.
SECTION 2.12Payment of Interest; Defaulted Interest
. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular Record Date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 2.3.
Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall be paid by the Issuers, at their election in each case, as provided in clause (a) or (b) below:
(a)    The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuers shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuers shall promptly notify the Trustee of such Special Record Date and shall, or at the written request to the Trustee and in the name and expense of the Issuers, the Trustee shall, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.1, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)    The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
SECTION 2.13CUSIP and ISIN Numbers
The Issuers in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP or ISIN numbers, and the Trustee makes no representation as to their correctness as printed on any Note or notice to Holders. The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers. A separate CUSIP or ISIN number (or other securities identification number) will be issued for any Additional Notes, unless the Initial Notes and such Additional Notes are treated as “fungible” for U.S. federal income tax purposes and federal securities laws purposes.
ARTICLE III

Covenants
SECTION 3.1Payment of Notes. The Issuers shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if by 11:00 a.m. (New York City time) on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
The Issuers shall pay interest on overdue principal at the rate specified therefor in the applicable Notes.
Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.
SECTION 3.2Reports and Other Information.
(a)So long as the Notes are outstanding, at any time that ZoomInfo Technologies is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, ZoomInfo Technologies will furnish to the Trustee and make available to the Trustee, Holders of the Notes and Beneficial Owners of the Notes, on ZoomInfo Technologies’ website copies of such annual and quarterly reports and such information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange

Act within 15 days after the date such information, documents or other reports were filed with the Commission.
(b)If, at any time, ZoomInfo Technologies is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for any reason, so long as the Notes are outstanding, ZoomInfo Technologies will provide to the Trustee and, upon request, to Holders of the Notes, a copy of all of the information and reports referred to below:
(i)within 90 days after the end of each fiscal year (or such longer period as may be permitted by the Commission if ZoomInfo Technologies were then subject to Commission reporting requirements as a non-accelerated filer, including any extensions permitted under Rule 12b-25 of the Exchange Act), annual audited financial statements for such fiscal year including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented and a report on the annual financial statements by ZoomInfo Technologies’ independent registered public accounting firm (all of the foregoing financial information to be prepared on a basis substantially consistent to that which would be included in an Annual Report on Form 10-K filed with the Commission by ZoomInfo Technologies (if ZoomInfo Technologies were required to prepare and file such form);
(ii)within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such longer period as may be permitted by the Commission if ZoomInfo Technologies were then subject to Commission reporting requirements as a non-accelerated filer, including any extensions permitted under Rule 12b-25 of the Exchange Act), unaudited financial statements for the interim period as of, and for the period ending on, the end of such fiscal quarter including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (all of the foregoing financial information to be prepared on a basis substantially consistent to that which would be included in a Quarterly Report on Form 10-Q filed with the Commission by ZoomInfo Technologies (if ZoomInfo Technologies were required to prepare and file such form); and
(iii)within the time period specified for filing current reports on Form 8-K by the Commission, current reports that would be required to be filed with the Commission on Form 8-K if ZoomInfo Technologies were required to file such reports for any of the following events: (a) significant acquisitions or dispositions, (b) the bankruptcy of ZoomInfo Technologies, the Co-Issuer or a Significant Subsidiary, (c) the acceleration of any Indebtedness of ZoomInfo Technologies or any Subsidiary having a principal amount in excess of $100.0 million, (d) a change in ZoomInfo Technologies’ certifying independent auditor, (e) the appointment or departure of the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer or President (or persons fulfilling similar duties) of ZoomInfo Technologies, (f) resignation of a director on disagreeable terms, (g) change in fiscal year, (h) non-reliance on previously issued financial statements, (i) change of control transactions, (j) entry into material agreements, (k) entry into material direct financial obligations and (l) historical financial statements (other than pro forma financial statements, the provision of which shall be governed by the next succeeding paragraph) of an acquired business (relating to transactions required to be reported pursuant to Item 2.01 of Form 8-K to the extent and in the form available to ZoomInfo Technologies (as determined by ZoomInfo Technologies in good faith) if ZoomInfo Technologies were a domestic reporting company under the Exchange Act); provided, however, that no such current reports (or Items thereof or all or a portion of the financial statements that would have otherwise been required thereby) will be required to be provided (or included) if the ZoomInfo Technologies determines in its good faith judgment that such event (or information) is not material to Holders of the Notes or to the business, assets, operations or financial position of ZoomInfo Technologies and its Subsidiaries, taken as a whole, or if ZoomInfo Technologies determines in its good faith judgment that such disclosure would otherwise cause material competitive harm to the business, assets, operations, financial position or prospects of ZoomInfo Technologies and its Subsidiaries; (ii) such information, documents and reports shall, in each case, be subject to exceptions and exclusions consistent with the presentation of financial and other information in or incorporated by reference in this offering memorandum, including with respect to the omission of financial statements or financial information required by Rules 3-05, 3-09, 3-10, 3-16, 13-01 or 13-02 under Regulation S-X promulgated by the Commission (or any successor provision), Compensation Discussion and Analysis otherwise required by Regulation S-K Item 402(b), and information otherwise required by Section 404 of the Sarbanes-Oxley Act of 2002; (iii) trade secrets and other confidential information that is competitively sensitive in the good faith and reasonable determination of ZoomInfo Technologies may be excluded from any information, documents and reports; (iv) in no event will such information, documents and reports will contain compensation or beneficial ownership information; (v) in no event will such information, documents and reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the Commission with respect to any non-GAAP financial measures contained therein; and (vi) the information and reports referred to in clauses (1), (2) and (3) in the second paragraph of this covenant shall not be required to include any exhibits required by Item 15 of Form 10-K, Item 6 of Form 10-Q or Item 9.01 of Form 8-K;
provided, further, however, that in addition to providing such information to the Trustee and upon request, Holders, the Issuers shall make available to the Holders, bona fide prospective investors in the Notes, bona fide market makers in the Notes affiliated with any Initial Purchaser and bona fide securities analysts (to the extent providing analysis of investment in the Notes) such information by (A) posting to the website of ZoomInfo Technologies (or any direct or indirect parent of ZoomInfo Technologies or of a Restricted Subsidiary) or on a non-public, password-protected website maintained by ZoomInfo Technologies (or any direct or indirect parent of ZoomInfo Technologies or of a Restricted Subsidiary) or a third party, in each case, within 15 days after the time ZoomInfo Technologies would be required to provide such information pursuant to clause (i), (ii) or (iii) above, as applicable, or (B) otherwise providing substantially comparable availability of such reports (as determined by ZoomInfo Technologies in good faith) (it being understood that, without limitation, making such reports available on Bloomberg or another comparable private electronic information service shall constitute substantially comparable availability).
(c)For so long as ZoomInfo Technologies has designated any Subsidiary as an Unrestricted Subsidiaries, then substantially concurrently with the provision of the quarterly and annual financial information required by Section 3.2(a) or (b), ZoomInfo Technologies will provide the Holders with the percentage of the Adjusted EBITDA (presented on a basis substantially consistent with the presentation of Adjusted EBITDA in the Offering Memorandum) that the Unrestricted Subsidiaries contribute to such Adjusted EBITDA for Parent and its Subsidiaries for the applicable period; provided, however, that no such information shall be required to be provided to the extent ZoomInfo Technologies determines in its reasonable judgment that any such Unrestricted Subsidiaries are not material to the operations or performance of Parent and its Subsidiaries as a whole. Such information need not be provided in the financial report itself and may be separately provided to Holders via a non-public, password protected website maintained by ZoomInfo Technologies or a third party in accordance with Section 3.2(h).
(d)In addition, to the extent not satisfied by the foregoing, the Issuers agree that, for so long as any Notes are outstanding, the Issuers shall furnish to Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision).
(e)    Notwithstanding the foregoing, ZoomInfo Technologies may satisfy its obligations in this Section 3.2 with respect to financial information relating to ZoomInfo Technologies by furnishing financial information relating to (i) any predecessor or successor of ZoomInfo Technologies or any entity meeting the requirements of clause (ii) or (iii) of this Section 3.2(e), (ii) any Wholly Owned Subsidiary of ZoomInfo Technologies that, together with its consolidated Subsidiaries, constitutes substantially all of the assets of ZoomInfo Technologies and its consolidated Subsidiaries (“Qualified Reporting Subsidiary”) or (iii) any direct or indirect parent of ZoomInfo Technologies; provided that if financial information so furnished relates to such Qualified Reporting Subsidiary of ZoomInfo Technologies or such direct or indirect parent of ZoomInfo Technologies, the same is accompanied by consolidating information, which may be posted to the website of ZoomInfo Technologies (or any direct or indirect parent of ZoomInfo Technologies or of a Subsidiary) on a non-public, password-protected website maintained by ZoomInfo Technologies or a third party, that explains in reasonable detail the differences between the information relating to such Qualified Reporting Subsidiary or such parent entity (as the case may be), on the one hand, and the information relating to ZoomInfo Technologies and its Subsidiaries on a standalone basis, on the other hand. For the avoidance of doubt, the consolidating information referred to in the proviso in the preceding sentence need not be audited.
(f)ZoomInfo Technologies will be deemed to have satisfied the information and reporting requirements of Section 3.2(b) if (i) ZoomInfo Technologies or any Qualified Reporting Subsidiary or any direct or indirect parent of ZoomInfo Technologies has filed reports or registration statements containing such information (including the information required pursuant to the first sentence of Section 3.2(e), which, for the avoidance of doubt, need not be filed with the Commission via EDGAR to the extent it is otherwise provided to Holders pursuant to this Section 3.2) with the Commission via the EDGAR (or successor) filing system within the applicable time periods after giving effect to any extensions permitted by the Commission and that are publicly available or (ii) with respect to the Holders only, ZoomInfo Technologies or any Qualified Reporting Subsidiary or any parent has made such reports available electronically (including by posting to a non-public, password-protected website as provided above) pursuant to this Section 3.2. The Trustee shall have no responsibility to ensure that such filing has occurred.
(g)Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including ZoomInfo Technologies’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
(h)Any person who requests or accesses such financial information required by Section 3.2(b) may be required to provide its email address, employer name and other information reasonably requested by ZoomInfo Technologies and represent to ZoomInfo Technologies (to ZoomInfo Technologies’ reasonable good faith satisfaction) that:
(i)it is a Holder, a Beneficial Owner of the Notes, a bona fide prospective investor in the Notes, a bona fide market maker in the Notes affiliated with any Initial Purchaser or a bona fide securities analyst providing an analysis of investment in the Notes;

(ii)it will not use the information in violation of applicable securities laws or regulations;
(iii)it will keep such provided information confidential and will not communicate the information to any Person; and
(iv)it (a) will not use such information in any manner intended to compete with the business of the Company and its Subsidiaries and (b) is not a Person (which includes such Person’s Affiliates) that (i) is principally engaged in a Similar Business or (ii) derives a significant portion of its revenues from operating or owning a Similar Business.
(i)Notwithstanding anything herein to the contrary, in the event that ZoomInfo Technologies fails to comply with its obligation to file or provide such information, documents and reports as required hereunder, ZoomInfo Technologies will be deemed to have cured such Default with respect to the Notes for purposes of Section 6.1(a)(iii) upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 90 days after written notice to ZoomInfo Technologies of such failure from the Trustee or the Holders of at least 30% of the principal amount of the Notes.

SECTION 3.3[Reserved].
SECTION 3.4[Reserved].
SECTION 3.5Liens.
(a)ZoomInfo Technologies will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any Principal Property of ZoomInfo Technologies or such Guarantor securing Indebtedness unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require ZoomInfo Technologies or any Guarantor to secure the Notes if the Lien consists of a Permitted Lien.
(b)Any Lien created for the benefit of the Holders of the Notes pursuant to clause (a) of this Section 3.5 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien that gave rise to the obligation to so secure the Notes.
SECTION 3.6Sale and Lease-Back Transactions. ZoomInfo Technologies will not and will not permit any Guarantor to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property with another Person (other than with ZoomInfo Technologies or any Guarantor) unless either:
(a)    ZoomInfo Technologies or such Guarantor could incur Indebtedness secured by a Lien on the property to be leased in an amount at least equal to the Attributable Value of such Sale and Lease-Back Transaction without equally and ratably securing the Notes;
(b)    the property leased pursuant to such arrangement is sold for a price at least equal to such property’s fair value (as determined by ZoomInfo Technologies in good faith); or

(c)    within 365 days ZoomInfo Technologies applies the greater of the net proceeds of the sale of the leased property or the fair value of the leased property, net of all Notes delivered under this Indenture, to the voluntary retirement of debt for borrowed money and/or the acquisition or construction of any Principal Property.
SECTION 3.7Restrictions on Activities of the Co-Issuer. The Co-Issuer may not acquire or hold any material assets, voluntarily take any action to become liable for any material obligations or engage in any business activities or operations; provided that the Co-Issuer may be a co-obligor with respect to Indebtedness (including, for the avoidance of doubt, the Notes) if ZoomInfo Technologies is a primary obligor on such Indebtedness, the net proceeds of such Indebtedness are received by ZoomInfo Technologies or one or more of the Restricted Subsidiaries and such Indebtedness is otherwise permitted to be incurred under this Indenture and may engage in any activities related thereto or necessary in connection therewith.
SECTION 3.8[Reserved].
SECTION 3.9Change of Control.
(a)If a Change of Control occurs, unless the Issuers at such time have given notice of redemption that is or has become irrevocable under Article V with respect to all outstanding Notes, each Holder of Notes will have the right to require ZoomInfo Technologies to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer on the terms set forth in this Indenture (a “Change of Control Offer”). In the Change of Control Offer, ZoomInfo Technologies will offer a payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase.
(b)Within 30 days following any Change of Control, unless the Issuers at such time have given notice of redemption that is or has become irrevocable under Article V with respect to all outstanding Notes, or, at ZoomInfo Technologies’ option as set forth below, in advance of a Change of Control, ZoomInfo Technologies will deliver electronically in portable document format (“pdf”) or mail or otherwise deliver in accordance with the applicable procedures of DTC a notice to each Holder, with a copy to the Trustee, describing:
(i)that a Change of Control has occurred or, if the Change of Control Offer is being made in advance of a Change of Control, that a Change of Control is expected to occur, and that such Holder has, or upon such occurrence will have, the right to require ZoomInfo Technologies to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date falling prior to or on the purchase date);
(ii)the transaction or transactions that constitute, or are expected to constitute, such Change of Control;
(iii)the purchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is delivered (unless delivered in advance of the occurrence of such Change of Control)) (a “Change of Control Payment Date”);

(iv)that any Note not properly tendered will remain outstanding and continue to accrue interest;
(v)that unless ZoomInfo Technologies defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
(vi)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(vii)that Holders shall be entitled to withdraw their tendered Notes and their election to require ZoomInfo Technologies to purchase such Notes; provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
(viii)that if a Holder (other than a Holder of a Global Note) is tendering for purchase less than all of its Notes, the Issuers will issue new Notes to such Holder and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered (he unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;
(ix)if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and
(x)the other instructions determined by ZoomInfo Technologies, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.
While the Notes are in global form and ZoomInfo Technologies makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes and any withdrawals to be made through the facilities of the Depositary in accordance with the rules and regulations thereof.

(c)Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Paying Agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Paying Agent receives not later than prior to the expiration of the Change of Control Offer, a telegram, telex facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his selection to have such Note purchased.
(d)On the Change of Control Payment Date, all Notes purchased by ZoomInfo Technologies under this Section 3.9 shall be delivered by ZoomInfo Technologies to the Trustee for cancellation, and ZoomInfo Technologies shall pay through the Paying Agent the purchase price plus accrued and unpaid interest, if any, to, but not including the Change of Control Payment Date, to the Holders entitled thereto.

With respect to any Note purchased in part (other than a Global Note), the Issuers shall issue a new Note in a principal amount equal at maturity to the unpurchased portion of the original Note in the name of the Holder upon cancellation of the original Note.
(e)Prior to any Change of Control Offer, ZoomInfo Technologies shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein to the right of ZoomInfo Technologies to make such offer have been complied with.
(f)ZoomInfo Technologies will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, ZoomInfo Technologies will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.
(g)A Change of Control Offer may be made in advance of a Change of Control, and may be conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
(h)On the Change of Control Payment Date, ZoomInfo Technologies will, to the extent lawful:
(i)accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(ii)no later than 11:00 a.m. New York City time deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(iii)deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by ZoomInfo Technologies.
(i)The Paying Agent will promptly mail or deliver by electronic means (in the case of Global Notes) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof. ZoomInfo Technologies shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(j)Notwithstanding the provisions of this Section 3.9, ZoomInfo Technologies shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by ZoomInfo Technologies and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a notice of redemption has been given pursuant to Article V unless and until there is a default in the payment of the applicable Redemption Price.

SECTION 3.10 [Reserved].
SECTION 3.11Additional Guarantees. ZoomInfo Technologies shall cause (i) each of Parent’s Domestic Subsidiaries (other than any Unrestricted Subsidiary) that incurs any Indebtedness in excess of $50.0 million and (ii) each Restricted Subsidiary that guarantees any Indebtedness of ZoomInfo Technologies or any of the Guarantors, in each case, within 20 Business Days of such incurrence of any such Indebtedness or guarantee of such Indebtedness, to execute and deliver to the Trustee a Guarantee (including a supplemental indenture to this Indenture providing for such guarantee), together with an Officers’ Certificate and Opinion of Counsel, pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations under this Indenture on the same terms and conditions as those set forth in this Indenture. Each Guarantee shall be released in accordance with Section 10.2(b).
SECTION 3.12Compliance Certificate; Statement by Officers as to Default. ZoomInfo Technologies shall deliver to the Trustee, within 120 days after the end of each fiscal year of ZoomInfo Technologies ending after the Issue Date, an Officers’ Certificate to the effect that to the best knowledge of the signer thereof on behalf of ZoomInfo Technologies, the Issuers are or are not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuers (through their own action or omission or through the action or omission of any Guarantor as applicable) shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge.
So long as any of the Notes are outstanding, upon any Officer becoming aware of any Default or Event of Default, ZoomInfo Technologies shall promptly deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default (unless such Default or Event of Default has been cured prior to such time) and what action ZoomInfo Technologies is taking or proposes to take to cure such Default or Event of Default.
SECTION 3.13[Reserved].
SECTION 3.14Designation of Restricted and Unrestricted Subsidiaries.
(a)The Board of Directors of ZoomInfo Technologies may designate any Subsidiary of Parent (including any existing Subsidiary and any newly acquired or newly formed Subsidiary but excluding the Issuers) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Parent or any Subsidiary of Parent (other than any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Parent and (b) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Parent or any Restricted Subsidiary (other than the Capital Stock of such Subsidiary to be so designated).

(b)The Board of Directors of Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing.
(c)Any such designation by the Board of Directors of ZoomInfo Technologies shall be notified by ZoomInfo Technologies to the Trustee by promptly filing with such Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with this Section 3.14.
SECTION 3.15[Reserved].
SECTION 3.16Stay, Extension and Usury Laws. The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
ARTICLE IV

Merger, Consolidation or Sale of Assets

SECTION 4.1When the Issuers and Guarantors May Merge or Otherwise Dispose of Assets.
(a)ZoomInfo Technologies may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not ZoomInfo Technologies is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of ZoomInfo Technologies and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:
(i)(a)    ZoomInfo Technologies is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than ZoomInfo Technologies) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof or, if such entity it not organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof, a co-obligor of the Notes is organized or existing under such laws (ZoomInfo Technologies or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Company”);
(ii)the Successor Company (if other than ZoomInfo Technologies) assumes all the obligations of ZoomInfo Technologies under the Notes and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee;
(iii)immediately after such transaction, no Default or Event of Default exists; and

(iv)each Guarantor (except if it is the other party to the transactions described above in which case clause (2) above shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Notes and this Indenture.
    Notwithstanding the foregoing, (x) clauses (iii) and (iv) above will not be applicable to: (a) any Restricted Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to ZoomInfo Technologies or to another Guarantor; and (b) ZoomInfo Technologies merging with an Affiliate solely for the purpose of reincorporating ZoomInfo Technologies, as the case may be, in another jurisdiction; and (y) any Foreign Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to any other Foreign Subsidiary; provided that if the Foreign Subsidiary so consolidating, merging or transferring all or part of its properties and assets is a Foreign Subsidiary that is a Guarantor, such Foreign Subsidiary shall, substantially simultaneously with such merger, transfer or disposition, terminate its Guarantee and otherwise be in compliance with the terms of this Indenture.

    In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Successor Company (other than ZoomInfo Technologies), by supplemental indenture, executed and delivered, together with an Opinion of Counsel and an Officers’ Certificate to the effect that such consolidation, merger, sale or conveyance was made in accordance with the provisions of this Indenture and all conditions precedent thereto have been complied with, to the Trustee and satisfactory in form to the Trustee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the ZoomInfo Technologies, such Successor Company (other than ZoomInfo Technologies) shall succeed to and be substituted for ZoomInfo Technologies with the same effect as if it had been named herein as ZoomInfo Technologies.

The predecessor company will be released from its obligations under this Indenture and the Notes and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, ZoomInfo Technologies under this Indenture and the Notes, but, in the case of a lease of all or substantially all its assets, the predecessor company will not be released from the obligation to pay the principal of and interest on the Notes.
(b)The Co-Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Co-Issuer is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Co-Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person; provided that, (i) in the event ZoomInfo Technologies becomes a corporation or ZoomInfo Technologies or the Successor Company formed by or surviving any consolidation or merger with ZoomInfo Technologies (permitted in accordance with the terms of this Indenture) is a corporation, the Co-Issuer may be merged into ZoomInfo Technologies, (ii) a Restricted Subsidiary that is a corporation may assume the obligations of the Co-Issuer pursuant to a supplemental indenture and thereby becomes the Co-Issuer by merger or otherwise or (iii) the Co-Issuer may be dissolved in accordance with this Indenture and, in each case, cease to be an Issuer.
(c)Subject to Section 10.2, each Subsidiary Guarantor will not, and ZoomInfo Technologies will not permit such Subsidiary Guarantor to, (1) consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor is the surviving Person); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets; unless

(i)(a) such Subsidiary Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the United States, any state of the United States or the District of Columbia or any territory thereof (such Subsidiary Guarantor or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Subsidiary Guarantor”);
(ii)the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under any applicable Guarantees and this Indenture pursuant to a supplemental indenture satisfactory to the Trustee; and
(iii)immediately after such transaction, no Default or Event of Default exists.
In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered, together with an Opinion of Counsel and an Officers’ Certificate to the effect that such consolidation, merger, sale or conveyance was made in accordance with the provisions of this Indenture and all conditions precedent thereto have been complied with, to the Trustee and satisfactory in form to the Trustee, of the Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Guarantees had been issued at the Issue Date.
Notwithstanding the foregoing, any Subsidiary Guarantor may (A) consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets to ZoomInfo Technologies or to another Guarantor or (B) dissolve, liquidate or windup its affairs if at that time it does not hold any material assets.
(d)Subject to Section 10.2, each Parent Guarantor will not (1) consolidate or merge with or into another Person (whether or not such Parent Guarantor is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets; unless:
(i)    such Parent Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Parent Guarantor) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the United States, any state of the United States or the District of Columbia or any territory thereof (such Parent Guarantor or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Parent Guarantor”);
(ii)    the Successor Parent Guarantor (if other than such Parent Guarantor) assumes all the obligations of such Parent Guarantor under each Guarantee to which such Parent Guarantor is a party and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee; and
(iii)    immediately after such transaction, no Default or Event of Default exists.
In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered, together with an Opinion of Counsel and an Officers’ Certificate to the effect that such consolidation, merger, sale or conveyance was made in accordance with the provisions of this Indenture and all conditions precedent thereto have been complied with, to the Trustee and satisfactory in form to the Trustee, of the Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Parent Guarantor, such successor Person shall succeed to and be substituted for the Parent Guarantor with the same effect as if it had been named herein as a Parent Guarantor. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Guarantees had been issued at the Issue Date.
Notwithstanding the foregoing, any Parent Guarantor may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets to ZoomInfo Technologies or to another Guarantor.
(e)For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of ZoomInfo Technologies, which properties and assets, if held by ZoomInfo Technologies instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of ZoomInfo Technologies on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of ZoomInfo Technologies.
ARTICLE V

Redemption of Notes

SECTION 5.1Optional Redemption.
(a)At any time prior to February 1, 2024, the Issuers may redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on any relevant record date to receive interest due on the relevant interest payment date.
(b)On or after February 1, 2024, the Issuers may redeem all or part of the Notes upon not less than 10 nor more than 60 days’ notice at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of Notes on any relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on February 1 of the years indicated below:

Year	Percentage

2024	101.938%
2025	100.969%
2026 and thereafter	100.000%

(c)At any time prior to February 1, 2023, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture at a Redemption Price of 103.875% of the principal amount, plus accrued and unpaid interest, if any, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that:
(i)at least 50% of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their Subsidiaries); and
(ii)the redemption occurs within 180 days of the date of the closing of such Equity Offering.
(d)Any redemption pursuant to this Section 5.1 shall be made pursuant to the provisions of Sections 5.2 through 5.7.
(e)Notice of any redemption of the Notes in connection with a corporate transaction (including an Equity Offering, an incurrence of Indebtedness or a Change of Control) may, at the Issuers’ discretion, be given prior to the completion thereof and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption or purchase may not occur and such notice may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion) by the Redemption Date, or by the Redemption Date as so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended if such conditions precedent have not been satisfied or waived by the Issuers, by providing notice to Holders. The Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.
(f)Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuers, or any third party making such a tender offer in lieu of the Issuers, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a Redemption Price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer (which, in the case of a Change of Control Offer, shall be 101% of the principal amount thereof) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, such Redemption Date. The Issuers shall provide written notice to the Trustee prior to the close of business one Business Day prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.
(g)The Issuers or their affiliates may at any time and from time to time purchase the Notes. Any such purchases may be made through open-market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuers or any such Affiliates may determine.
SECTION 5.2Election to Redeem; Notice to Trustee of Optional and Mandatory Redemptions. If the Issuers elect to redeem Notes pursuant to Section 5.1, the Issuers shall furnish to the Trustee, at least two Business Days for Global Notes and ten calendar days for Definitive Notes before notice of redemption is required to be sent to Holders pursuant to Section 5.4, an Officers’ Certificate setting forth (a) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of the Notes to be redeemed and (d) the Redemption Price. The Issuers may also include a request in such Officers’ Certificate that the Trustee give the notice of redemption in the Issuers’ name and at their expense and setting forth the information to be stated in such notice as provided in Section 5.4. The Issuers shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5.3. The Trustee is permitted to accept the Issuers’ direction regarding redemptions, notwithstanding anything to the contrary in this Indenture, and the Trustee shall have no liability for any action taken at the Issuers’ direction.
SECTION 5.3Selection by Trustee of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption (i) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (so long as the Trustee knows of such listing), (ii) if such Notes are not so listed but are in global form then in such manner as complies with the procedures of the Depositary or (iii) if the Notes are not so listed and are not in global form, then on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements and, in the case of the Global Notes, the procedures of the Depositary) in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof; provided that the selection of Notes for redemption shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000. If any Note is to be purchased or redeemed in part only, the notice of purchase or redemption relating to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. A new Note in a principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note in accordance with Section 5.7. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited or have caused to be deposited with the Paying Agent funds sufficient to pay the principal of and premium, if any, plus accrued and unpaid interest, if any, on the Notes to be redeemed.
The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 5.4Notice of Redemption. The Issuers shall deliver electronically in pdf or mailed by first class mail or otherwise delivered in accordance with the applicable procedures of the Depositary, a notice of redemption to each Holder whose Notes are to be redeemed not less than 10 nor more than 60 days prior to a date fixed for redemption (a “Redemption Date”); provided, however, that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued pursuant to Article VIII.
All notices of redemption shall be prepared by the Issuers and shall state:
(a)    the Redemption Date;
(b)    the Redemption Price and the amount of accrued interest to, but excluding, the Redemption Date payable as provided in Section 5.6, if any;
(c)    if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;
(d)    in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;
(e)    that on the Redemption Date the Redemption Price (and accrued interest to, but excluding, the Redemption Date payable as provided in Section 5.6, if any) shall become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Issuers default in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) shall cease to accrue on and after said date;
(f)    the place or places where such Notes are to be surrendered for payment of the redemption price and accrued interest, if any;
(g)    the name and address of the Paying Agent;
(h)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(i)    the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes;
(j)    the Section of this Indenture pursuant to which the Notes are to be redeemed; and
(k)    any conditions to such redemption.
At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least two Business Days prior to when the notice of the redemption is to be given, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Such Officers’ Certificate shall state that all conditions precedent to the delivery of such notice have been complied with.
SECTION 5.5Deposit of Redemption Price. Prior to 11:00 a.m. New York City time, on any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Issuers are acting as their own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.
SECTION 5.6Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to, but excluding, the Redemption Date), and from and after such date (unless the Issuers shall default in the payment of the redemption price and accrued interest, if any, to, but excluding, the Redemption Date) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuers at the Redemption Price, together with accrued interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date).
If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.
If a Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no further interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuers.
SECTION 5.7Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 2.3 (with, if the Issuers so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuers shall execute, and the Trustee upon receipt of an Authentication Order shall authenticate and make available for delivery to the Holder of such Note at the expense of the Issuers, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided that each such new Note shall be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.
ARTICLE VI
Defaults and Remedies
SECTION 6.1Events of Default. Each of the following is an “Event of Default” with respect to the Notes:
(i)the Issuers’ default in payment when due and payable, at maturity, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(ii)the Issuers’ default in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days;
(iii)the Issuers’ default in the performance of, or breach any covenant, warranty or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clause (i) or (ii) above) and such default or breach continues for a period of 60 days after the notice specified below or 90 days with respect to the covenant described in Section 3.2;
(iv)a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any Restricted Subsidiary or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary (other than Indebtedness owed to the Issuers or a Restricted Subsidiary), if (A) such default either (1) results from the failure to pay any principal and accrued and unpaid interest, if any, on such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal and accrued and unpaid interest, if any, on any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its maturity date and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates in excess of $40.0 million (or its foreign currency equivalent) or more at any one time outstanding;
(v)the Issuers or any Significant Subsidiary (or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuers, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:
(1)commences a voluntary case;
(2)consents to the entry of an order for relief against it in any voluntary case;
(3)consents to the appointment of a Custodian of it or for any substantial part of its property; or
(4)makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
(vi)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)is for relief against an Issuer or any Significant Subsidiary (or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuers, would constitute a Significant Subsidiary) in an involuntary case;
(2)appoints a Custodian of an Issuer or any Significant Subsidiary (or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuers, would constitute a Significant Subsidiary) or for any substantial part of its property; or
(3)orders the winding up or liquidation of an Issuer or any Significant Subsidiary (or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuers, would constitute a Significant Subsidiary);
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
(vii)the failure by the Issuers or any Significant Subsidiary to pay final judgments aggregating in excess of $40.0 million (other than any judgments covered by indemnities or insurance policies issued by reputable and creditworthy companies and as to which liability coverage has not been denied by the insurance company or indemnifying party), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after the applicable judgment becomes final and nonappealable; or
(viii)the Guarantee of a Parent Guarantor or a Significant Subsidiary that is a Guarantor or any group of Subsidiaries that are Guarantors and that, taken together as of the date of the most recent audited financial statements of the Issuers, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms hereof) or Parent or any Guarantor denies or disaffirms its obligations under this Indenture or Guarantee, other than by reason of the release of the Guarantee in accordance with the terms of this Indenture.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
SECTION 6.2Acceleration. If an Event of Default under Section 6.1 hereof (other than an Event of Default specified in Section 6.1(v) or (vi) with respect to the Issuers) shall occur and be continuing, the Trustee acting at the written direction of the Holders of at least 30% in aggregate principal amount of the then-outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable by notice in writing to the Issuers and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. Upon such declaration of acceleration, the aggregate principal amount of, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable in cash without any declaration or other act on the part of the Trustee or any Holder of the Notes. After such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on such Notes, have been cured or waived as provided in this Indenture. If an Event of Default specified in Section 6.1(v) or (vi) with respect to the Issuers occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

The Required Holders by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture and its consequences:
(1)    if the rescission would not conflict with any judgment or decree;
(2)    if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;
(3)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(4)    if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its costs, expenses, disbursements and advances; and
(5)    in the event of the cure or waiver of an Event of Default of the type described in Section 6.1(v) or (vi), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
SECTION 6.3Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture (including sums owed to the Trustee and its agents and counsel) and the Guarantees.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
SECTION 6.4Waiver of Past Defaults. The Required Holders by written notice to the Trustee and the Issuers may, on behalf of the Holders of all of the Notes, waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences under this Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes (other than such nonpayment of principal or interest that has become due as a result of such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
In the event of any Event of Default specified in Section 6.1(iv), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 30 days after such Event of Default arose the Issuers deliver an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the requisite amount of holders of such Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such

Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.
SECTION 6.5Control by Majority. The Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability (it being understood that the Trustee does not have an affirmative duty to determine whether any such action is prejudicial to any Holder) unless such Holders have offered, and if requested, provided, to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability, cost or expense. Prior to taking any action under this Indenture, the Trustee shall be entitled to security or indemnification satisfactory to it in its sole discretion against all losses, liabilities, cost and expenses that may be caused by taking or not taking such action.
SECTION 6.6Limitation on Suits. In case an Event of Default occurs with respect to the Notes and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered, and if requested, provided, to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability, cost or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of the Notes may pursue any remedy with respect to this Indenture or the Notes unless:
(i)such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(ii)Holders of at least 30% of the aggregate principal amount of the then-outstanding Notes have requested in writing the Trustee to pursue the remedy;
(iii)such Holders have offered, and if requested, provided, the Trustee security or indemnity reasonably satisfactory to it in respect of any loss, liability, cost or expense;
(iv)the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(v)the Required Holders have not given the Trustee a written direction inconsistent with such request within such 60-day period.
SECTION 6.7Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, or interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.8Collection Suit by Trustee. If an Event of Default specified in Sections 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.

SECTION 6.9Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes, including the Guarantors) or their respective creditors or properties and is entitled and empowered to participate as a member in any official committee of creditors appointed in such manner and to collect, receive and distribute any money or other property payable or deliverable on any such claims and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders (pursuant to the written direction of Required Holders) in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee or any Agent hereunder out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in such proceeding.
SECTION 6.10Priorities. The Trustee shall pay out any money or property received by it in the following order:
First: to the Trustee, in each of its capacities under this Indenture, for amounts due under Section 7.6;
Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
Third: to the Issuers or, to the extent the Trustee receives any amount for any Guarantor, to such Guarantor as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Issuers (or Trustee) shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
SECTION 6.11Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

ARTICLE VII
Trustee
SECTION 7.1Duties of Trustee.
(a)If an Event of Default has occurred with respect to the Notes and is continuing, the Trustee shall, in the exercise of its rights and powers vested in it under this Indenture, use the same degree of care and skill in its exercise of such rights and powers as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs, subject to the provisions of clause (h) below.
(b)Except during the continuance of an Event of Default:
(i)the duties of the Trustee and the Agents shall be determined solely by the express provisions of this Indenture and the Trustee and the Agents undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents; and
(ii)in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee under this Indenture, the Notes and the Guarantees, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes and the Guarantees as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)this Section 7.1(c) does not limit the effect of Section 7.1(b);
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers unless it is proved in a final non-appealable decision of a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.
(d)The Trustee and the Agents shall not be liable for interest on any money received by it except as the Trustee and the Agents may agree in writing with the Issuers.
(e)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(f)No provision of this Indenture, the Notes or the Guarantees shall require the Trustee or an Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers.

(g)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.
(h)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered and provided to the Trustee, security, prefunding or indemnity satisfactory to the Trustee against the costs, losses, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.
SECTION 7.2Rights of Trustee.
(a)The Trustee and the Agents may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or any other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee and the Agents need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.
(c)The Trustee may act through its attorneys, custodians, nominees and agents and shall not be responsible for the misconduct or negligence of or for the supervision of any agent, custodians, nominees or attorney appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence as determined in a final non-appealable decision of a court of competent jurisdiction.
(e)The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes and the Guarantees shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Notes and the Guarantees in good faith and in accordance with the advice or opinion of such counsel.
(f)The Trustee and the Agents shall not be bound to make any investigation into any statement, warranty or representation, or the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document made or in connection with this Indenture; moreover, the Trustee and the Agents shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document or (iii) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other evidence of indebtedness or other paper or document, but the Trustee or an Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or an Agent, as applicable, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)The Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Responsible Officer shall have (x) received written notification from the Issuers or a Holder at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture or (y) obtained “actual knowledge.” “Actual knowledge” shall mean the actual fact or statement of knowing by a Responsible Officer without independent investigation with respect thereto.
(h)In no event shall the Trustee or an Agent be responsible or liable for special, indirect, consequential, punitive or incidental loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including the Agents), custodian and other Person employed to act hereunder.
(j)The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(k)The Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, re-filing or redepositing of any thereof or (B) to see to any insurance.
(l)The right of the Trustee or an Agent to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.
(m)No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it.
(n)To help fight the funding of terrorism and money laundering activities, the Trustee shall obtain, verify and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee shall ask for and the parties hereby agree that they shall provide the Trustee with such information as it may request, including, but not limited to, each party’s name, address, tax identification number and other information that shall allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum or other identifying documents to be provided.
(o)Under no circumstances will the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.
(p)If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event.
(q)The Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuers or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes.
(r)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
SECTION 7.3Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.9. In addition, the Trustee shall be permitted to engage in transactions with the Issuers; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.
SECTION 7.4Disclaimer. Neither the Trustee nor any Agent shall be responsible for and none of them makes any representation as to the validity or adequacy of this Indenture, the Notes or the Guarantees, neither of them shall be accountable for the Issuers’ use of the Notes or the proceeds from the Notes, and neither of them shall be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.
SECTION 7.5Notice of Defaults. If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall deliver to each Holder notice of the Default within 90 days after it is known to the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding notice is in the interests of the Holders.
SECTION 7.6Compensation and Indemnity. The Issuers shall pay to the Trustee in any capacity and the Agents from time to time such compensation for their services as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee and the Agents upon request for all reasonable disbursements, advances, costs, fees and expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees, expenses, disbursements, court costs and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee or any predecessor Trustee in each of its capacities hereunder (including Paying Agent, and Registrar), and each of their officers, directors, employees, counsel and agents, against any and all loss, liability, damages, cost, fees or expense (including, but not limited to, reasonable attorneys’ compensation, fees, expenses, court costs and disbursements) incurred by it in connection with the administration of this trust and the performance of their duties hereunder and under the Notes and the Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.6, including reasonable attorney’s fees and expenses and court costs), the Notes and the Guarantees and of defending itself against any claims (whether asserted by any Holder, the Issuers, the Guarantors or otherwise). The Trustee and the Agents shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee or an Agent to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee and the Agents may have separate counsel and the Issuers shall pay the reasonable compensation, fees, expenses, court costs and disbursements of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or an Agent as a result of its own willful misconduct or gross negligence as determined by a final non-appealable decision of a court of competent jurisdiction.
To secure the Issuers’ payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The right of the Trustee to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of the Issuer.
The Issuers’ obligations pursuant to this Section and any lien arising hereunder shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or an Agent. When the Trustee or an Agent incurs expenses after the occurrence of a Default specified in Sections 6.1(v) or (vi) with respect to the Issuers, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.
Pursuant to Section 10.1, the obligations of the Issuers hereunder are jointly and severally guaranteed by the Guarantors.
SECTION 7.7Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers. The Required Holders may remove the Trustee by so notifying the Issuers and the Trustee in writing and may appoint a successor Trustee. The Issuers shall remove the Trustee if:
(i)the Trustee fails to comply with Section 7.9;
(ii)the Trustee is adjudged bankrupt or insolvent;
(iii)a receiver or other public officer takes charge of the Trustee or its property; or
(iv)the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed by the Issuers or by the Required Holders and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6. All costs reasonably incurred in connection with any resignation or removal hereunder shall be borne by the Issuers.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Notes may petition, at the Issuers’ expense, any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Issuers’ obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.
SECTION 7.8Successor Trustee by Merger. If the Trustee, consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.9Eligibility; Disqualification. The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent filed annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
SECTION 7.10Limitation on Duty of Trustee. The Trustee shall not have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Notes and the Guarantees by the Issuers, the Guarantors or any other Person.
SECTION 7.11Preferential Collection of Claims Against the Issuers. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
The Issuers shall promptly notify the Trustee in writing when any Notes are listed on any stock exchange and of any delisting thereof.
ARTICLE VIII
Discharge of Indenture; Defeasance

SECTION 8.1Discharge of Liability on Notes; Defeasance.

(a)    This Indenture shall be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes and certain rights of the Trustee, as expressly provided for in this Indenture) as to all outstanding Notes, when:
(1)     either (i) all such Notes that have been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation or (ii) all Notes issued hereunder that have not been delivered to the Trustee for cancellation have become due and payable by reason of mailing or electronic delivery of a notice of redemption or otherwise or will become due and payable by reason of the mailing or electronic delivery of a notice of redemption or otherwise within one year and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(2)     no Default or Event of Default shall have occurred and be continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness, and in each case the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers are a party or by which the Issuers are bound;
(3)    the Issuers have paid or caused to be paid all sums payable by them under this Indenture; and
(4)     the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.
In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
(b)    Subject to Sections 8.1(c) and 8.2, the Issuers at any time may terminate (i) all of their obligations under the Notes and this Indenture and have each Guarantor’s obligation discharged with respect to its Guarantee and cure any then-existing Events of Default (“Legal Defeasance”) or (ii) their obligations under Sections 3.2, 3.5, 3.6, 3.7, 3.9 and 3.11 and the operation of Section 4.1 and Sections 6.1(iii) (with respect to any Default under Sections 3.2, 3.5, 3.6, 3.7, 3.9 and 3.11 and Section 4.1, 6.1(iv), 6.1(v) (with respect to Significant Subsidiaries only), 6.1(vi) (with respect to Significant Subsidiaries only), 6.1(vii) and 6.1(viii) (“Covenant Defeasance”). The Issuers may exercise their Legal Defeasance option notwithstanding their prior exercise of the Covenant Defeasance option. In the event that the Issuers terminate all of their obligations under the Notes and this Indenture (with respect to such Notes) by exercising the Legal Defeasance option or the Covenant Defeasance option, the obligations of each Guarantor under its Guarantee of such Notes shall be terminated simultaneously with the termination of such obligations.

If the Issuers exercise their Legal Defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuers exercise their Covenant Defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Section 6.1(iii) (with respect to any Default by the Issuers or any of the Restricted Subsidiaries with any of their obligations under Article III other than Sections 3.1, 3.12 and 3.16), 6.1(iv), 6.1(v) (with respect to Significant Subsidiaries only), 6.1(vi) (with respect to Significant Subsidiaries only), 6.1(vii) or 6.1(viii).
Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.
(c)    Notwithstanding clauses (a) and (b) above, the Issuers’ obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 7.6, 7.7 and in this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.6, 8.5 and 8.6 shall survive such satisfaction and discharge.
SECTION 8.2Conditions to Defeasance.
(a)The Issuers may exercise their Legal Defeasance option or their Covenant Defeasance option only if:
(i)the Issuers have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the outstanding Notes (calculated on the cash interest rate, if applicable) on the maturity date of the Notes or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuers have specified whether such Notes are being defeased to maturity or to a particular Redemption Date;
(ii)in the case of Legal Defeasance, the Issuers have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling or (b) since the date of the such Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, subject to customary assumptions and exclusions, the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii)in the case of Covenant Defeasance, the Issuers have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv)no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowings);
(v)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound; and
(vi)the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article V.
SECTION 8.3Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Securities deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.
SECTION 8.4Repayment to Issuers. Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon Company Order any money or U.S. Government Securities held by it as provided in this Article VIII which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable; provided that the Trustee shall not be required to liquidate any U.S. Government Securities in order to comply with the provisions of this Section 8.4.
Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as Trustee thereof, shall thereupon cease.
SECTION 8.5Indemnity for U.S. Government Securities. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Securities or the principal and interest received on such U.S. Government Securities, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
SECTION 8.6Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuers and each Guarantor under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Securities in accordance with this Article VIII; provided, however, that, if any of the Issuers or the Guarantors has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuers or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.
ARTICLE IX
Amendments
SECTION 9.1Without Consent of Holders. Notwithstanding Section 9.2 hereof, this Indenture, the Notes and Guarantees may be amended or supplemented by the Issuers, any Guarantor (with respect to this Indenture or a Guarantee to which it is a party) and the Trustee without notice to or consent of any Holder:
(i)to cure any ambiguity, mistake, defect or inconsistency, as certified by ZoomInfo Technologies;
(ii)to provide for uncertificated Notes in addition to or in place of certificated Notes;
(iii)to provide for the assumption by a Successor Company or a Successor Subsidiary Guarantor or Successor Parent Guarantor of a Guarantor, as applicable, of ZoomInfo Technologies’ or such Guarantor’s obligations under this Indenture, the Notes or any Guarantee;
(iv)to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder; provided that such changes pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of ZoomInfo Technologies;
(v)to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA, if then applicable;
(vi)to provide for the issuance of additional Notes in accordance with the terms of this Indenture (including, without limitation, any changes necessary to facilitate the issuance of additional Notes for resale in transactions pursuant to Rule 144A or Regulation S promulgated under the Securities Act and any subsequent registration);
(vii)to add a Guarantee of the Notes or to add one or more co-issuers of the Notes to the extent it does not result in adverse tax consequences to the Holders;
(viii)to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided that such sale, designation or release is in accordance with the applicable provisions of this Indenture;
(ix)to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as security for the payment and performance of all or any portion of the Obligations, in any property or assets, or otherwise to secure the Notes;

(x)to conform the text of this Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or Notes, as certified by ZoomInfo Technologies;
(xi)to evidence and provide for the acceptance of the appointment of a successor trustee under this Indenture;
(xii)to comply with the rules of any applicable securities depository; or
(xiii)to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;.
    For the avoidance of doubt, a Guarantor will only be required to execute amendments of the type described in this Section 9.1 if it relates to such Guarantor’s Guarantee.

SECTION 9.2With Consent of Holders.
(a)This Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Required Holders (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and any existing or past Default or compliance with any provisions of such documents may be waived (except a default in respect of the payment of principal or interest on such Notes) with the consent of the Required Holders (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). However, without the consent of each affected Holder of a Note (including, for the avoidance of doubt, any Notes held by Affiliates), no amendment, supplement or waiver may (with respect to any Notes held by a non-consenting Holder):
(i)reduce the principal amount of Notes whose Holders must consent to an amendment; or change the definition of “Required Holders”;
(ii)reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to the redemption of the Notes issued thereunder (other than the provisions of Section 3.9 except as set forth in clause (x) below);
(iii)reduce the rate of or change the time for payment of interest on any Note;
(iv)waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Required Holders and a waiver of the payment default that resulted from such acceleration or in respect of a covenant or provision contained in this Indenture or any Guarantee, which cannot be amended or modified without the consent of all Holders);
(v)make any Note payable in money other than that stated in the Notes;
(vi)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes issued hereunder or impair the right of any Holder of Notes to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
(vii)waive a redemption payment with respect to any Note (other than a payment required by Section 3.9 except as set forth in clause (x) below);
(viii)make any change to or modify the ranking of the Notes that would adversely affect the Holders of Notes;
(ix)modify the Guarantees in any manner adverse to the Holders of the Notes;
(x)amend, change or modify in any material respect the obligation of ZoomInfo Technologies to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred; or
(xi)make any change in the amendment and waiver provisions of this Indenture that require each Holder’s consent as described in clauses (i) through (x) of this sentence.
(b)It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance thereof. For the avoidance of doubt, no amendment to, or deletion of any of the covenants contained in Article III of this Indenture (other than Section 3.1) shall be deemed to impair or affect any rights of Holders of the Notes to receive payment of principal of, or premium, if any, or interest on, the Notes or the right of any holder to institute suit for the enforcement of payments on or with respect to any such holder’s Notes. The provisions under this Indenture relating to the Issuers’ obligation to make an offer to purchase the Notes as a result of a Change of Control, including the definition of “Change of Control,” may be waived, amended or modified at any time (including after a Change of Control) with the written consent of the holders of a majority in aggregate principal amount of the Notes.
(c)After an amendment under this Section 9.2 becomes effective, the Issuers shall mail or electronically deliver to the Holders of Notes affected thereby a notice briefly describing such amendment. The failure of the Issuers to deliver such notice, or any defect therein, shall not in any way impair or affect the validity of an amendment under this Section 9.2.
SECTION 9.3Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses (i) through (ix) of Section 9.2(a), in which case the amendment or waiver or other action shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder’s Notes. Any amendment, other than an amendment that in the sole determination of the Trustee adversely affects the rights, duties, liabilities or immunities of the Trustee or a waiver, in each case, made pursuant to Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.
The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.
SECTION 9.4Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee, at the request of the Issuers, may require the Holder to deliver it to the Trustee. The Trustee, at the request of the Issuers, may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuers so determine, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
SECTION 9.5Trustee To Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment, supplement or waiver pursuant to this Article IX, the Trustee shall be entitled to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture, that all conditions precedent to such amendment required by this Indenture have been complied with and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, subject to customary exceptions. Notwithstanding the foregoing, no Opinion of Counsel will be required in connection with releasing a Guarantor pursuant to Section 10.2(b).
ARTICLE X
Guarantees
SECTION 10.1Guarantees.
(a)Subject to the provisions of this Article X, each Guarantor hereby jointly and severally, irrevocably, fully and unconditionally guarantees, as guarantor and not as surety, with each other Guarantor, to each Holder, to the extent lawful, and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other Obligations of the Issuers under this Indenture and the Notes (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuers or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.
(b)Each Guarantor waives (to the extent lawful) presentation to, demand of, payment from and protest to the Issuers of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.
(c)Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

(d)Except as set forth in Section 10.2 and Article VIII, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Issuers; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.
(e)Each Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Guarantee in compliance with Section 4.1, Section 10.2 and Article VIII. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuers or otherwise.
(f)In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee, the Agents or the Trustee on behalf of the Holders and such Agents an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuers or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).
(g)Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.
(h)Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

(i)Neither the Issuers nor the Guarantors shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Guarantee.
SECTION 10.2Limitation on Liability; Termination, Release and Discharge.
(a)Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or the laws of the jurisdiction of organization of such Guarantor and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
(b)A Guarantee by a Guarantor of a series of Notes shall be automatically and unconditionally released and discharged, and each Guarantor and its obligations under the Guarantee and this Indenture shall be released and discharged upon:
(1)    the sale, disposition or other transfer (including through merger or consolidation) of (x) Capital Stock of the applicable Guarantor (including any sale, disposition or other transfer), after which such Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor; provided that, in each case, such sale, disposition or other transfer is made in compliance with the provisions of this Indenture;
(2)    ZoomInfo Technologies designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions set forth in Section 3.14 and the definition of “Unrestricted Subsidiary”;
(3)    in the case of any Restricted Subsidiary which after the Issue Date is required to guarantee the Notes pursuant to Section 3.11, the release or discharge of the guarantee by such Restricted Subsidiary of all of the Indebtedness of ZoomInfo Technologies or any Restricted Subsidiary or the repayment of all of the Indebtedness, in each case, which resulted in the obligation to guarantee the Notes;
(4)    ZoomInfo Technologies exercises its legal defeasance option or its covenant defeasance option as described under Article VIII or its obligations under this Indenture are discharged in accordance with the terms of this Indenture as described in Section 8.1; or
(5)    such Guarantor is also a guarantor or borrower under the Senior Secured Credit Facility and, at the time of release of its Guarantee, (x) has been released, or concurrently with the release hereunder will be, from its guarantee of, and all pledges and security, if any, granted in connection with the Senior Secured Credit Facility (which may be conditioned on the concurrent release hereunder) except as a result of a discharge or release arising from payment under such guarantee, (y) is not an obligor under any Indebtedness in excess of $50.0 million and (z) does not guarantee (and is not required to guarantee pursuant to Section 3.11) any Indebtedness of ZoomInfo Technologies or any Restricted Subsidiaries (other than any guarantee that will be released upon the release of the Guarantee hereunder).

(c)If any Guarantor is released from its Guarantee, any of its Subsidiaries that are Guarantors shall be released from their Guarantees, if any.
(d)In the case of Section 10.2(b), the Issuers deliver to the Trustee an Officers’ Certificate, stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.
(e)The release of a Guarantor from its Guarantee and its obligations under this Indenture in accordance with the provisions of this Section 10.2 shall not preclude the future applications of Section 3.11 to such Person.
SECTION 10.3Right of Contribution. Each Guarantor hereby agrees that to the extent that any such Guarantor shall have paid more than its proportionate share of any payment made on the obligations under its Guarantee, such Guarantor shall be entitled to seek and receive contribution from and against the Issuers or any other Guarantor who have not paid their proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.
SECTION 10.4No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuers or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuers on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.
SECTION 10.5[Reserved].
SECTION 10.6Execution and Delivery.
(a)To evidence its Guarantee set forth in Section 10.1, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.
(b)Each Guarantor hereby agrees that its Guarantee set forth in Section 10.1 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
(c)If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantees shall be valid nevertheless.

(d)The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
(e)If required by Section 3.11, the Issuers shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 3.11 and this Article X, to the extent applicable.

ARTICLE XI
INTENTIONALLY OMITTED

ARTICLE XII

Miscellaneous
SECTION 12.1Notices. Notices given by publication shall be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing. Notices personally delivered will be deemed given at the time delivered by hand. Notices given by facsimile or email will be deemed given when transmitted. Notices given by overnight air courier guaranteeing next day delivery will be deemed given the next Business Day after timely delivery to the courier. Any notice given by DTC shall be sufficiently given according to the Applicable Procedures. Any notice or communication shall be in writing and delivered in person, by facsimile or mailed by first-class mail addressed as follows:
if to the Issuers or any Guarantor:
ZoomInfo Technologies LLC
ZoomInfo Finance Corp.
c/o ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, Washington 98660
Email: legal@zoominfo.com
Attention: General Counsel

if to the Trustee:

Wells Fargo Bank, National Association
CTSO Mail Operations
600 South 4th Street, 7th Floor
Minneapolis, MN 55415
MAC: N9300-070
Attention: Corporate Trust Services – ZoomInfo Technologies LLC Administrator]

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.
SECTION 12.2Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture (except, with respect to an Opinion of Counsel, in connection with the original issuance of Notes on the date hereof), the Issuers shall furnish to the Trustee:
(i)an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(ii)an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 12.3Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to Section 3.12) shall include:
(i)a statement that the individual making such certificate or opinion has read such covenant or condition;
(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.
SECTION 12.4Severability. In case any provision in this Indenture or in the Notes or in any Guarantee is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not be in any way affected or impaired thereby.
SECTION 12.5Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
SECTION 12.6Days Other than Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.
SECTION 12.7Governing Law. This Indenture, the Notes and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 12.8Electronic Signatures. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or pdf shall be deemed to be their original signatures for all purposes. This Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings; provided that, notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.
SECTION 12.9Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY

LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 12.10No Recourse Against Others. No director, manager, officer, employee, incorporator, stockholder, unitholder or member of the Issuers, any of their Subsidiaries or any of their direct or indirect parent companies, including Parent, as such, has any liability for any obligations of the Issuers or any Guarantor under the Notes, this Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.
SECTION 12.11Successors. All agreements of the Issuers and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 12.12Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. One signed copy is enough to prove this Indenture.
SECTION 12.13Variable Provisions. The Issuers initially appoint the Trustee as Paying Agent and Registrar with respect to the Notes and Notes Custodian with respect to any Global Notes.
SECTION 12.14Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 12.15Force Majeure. In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, labor dispute, disease, epidemic or pandemics, quarantine, national emergency and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, communications system failure, malware or ransomware or unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems or unavailability of any securities clearing system or the unavailability of the Federal Reserve bank wire or telex or other wire or communication facility; it being understood that the Trustee and such Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 12.16USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they shall provide the Trustee with such information as they may request in order to satisfy the requirements of the USA Patriot Act.
SECTION 12.17[Reserved].
SECTION 12.18Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

ZOOMINFO TECHNOLOGIES LLC
By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

ZOOMINFO FINANCE CORP., as the Co-Issuer
By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

ZOOMINFO LLC
CLICKAGY LLC
CLOUD VIRTUAL LLC
DATANYZE, LLC
DISCOVERORG ACQUISITION (KOMIKO), LLC
DISCOVERORG ACQUISITION (TELLWISE), LLC
DISCOVERORG ACQUISITION COMPANY LLC
EVERSTRING TECHNOLOGY, LLC
NEVERBOUNCE, LLC
RKSI ACQUISITION CORPORATION
ZOOMINFO APOLLO LLC

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

[Signature Page to the Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hughes
Name: Maddy Hughes
Title: Vice President
[Signature Page to the Indenture]

EXHIBIT A
[FORM OF FACE OF NOTE]
Global Note Legend, if applicable
Private Placement Legend, if applicable
Temporary Regulation S Legend, if applicable

No. [___]	Principal Amount $[________________], as revised by the Schedule of Increases or Decreases in the Global Note attached hereto[1]

CUSIP NO. _________________[2]

ZOOMINFO TECHNOLOGIES LLC
ZOOMINFO FINANCE CORP.

3.875% Senior Notes due 2029
ZoomInfo Technologies LLC, a Delaware limited liability company, and ZoomInfo Finance Corp., a Delaware corporation, promise to pay to Cede & Co., or its registered assigns, the initial principal amount set forth on the Schedule of Increases or Decreases in the Global Note attached hereto, as revised by the Schedule of Increases or Decreases in the Global Note attached hereto, on February 1, 2029.
Interest Payment Dates: February 1 and August 1.
Record Dates: January 15 and July 15.
Additional provisions of this Note are set forth on the other side of this Note.

1    Insert for Global Notes only
2    144A – 98981B AA0
Reg S – U9900P AA1

ZOOMINFO TECHNOLOGIES LLC

By:
Name:
Title:

ZOOMINFO FINANCE CORP.

By:
Name:
Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the
Notes referred to in the Indenture

By: _________________________________
Authorized Signatory	Date

[FORM OF REVERSE SIDE OF NOTE]
3.875% Senior Notes due 2029

1.    Interest
ZoomInfo Technologies LLC, a Delaware limited liability company, and ZoomInfo Finance Corp., a Delaware corporation (such limited liability company and corporation, and their successors and assigns under the Indenture, hereinafter referred to as the “Issuers”), promise to pay interest on the principal amount of this Note at the rate per annum shown above.
The Issuers shall pay interest semiannually on February 1 and August 1 of each year, with the first interest payment to be made on August 1, 2021.3 Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from February 2, 2021.4 The Issuers shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at 2% per annum in excess of the above rate and shall pay interest on overdue installments of interest at such higher rate to the extent lawful.
2.    Method of Payment
By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuers shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 and July 15 next preceding the Interest Payment Date unless such Notes are cancelled, repurchased or redeemed after the record date and before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the Paying Agent by the transfer of immediately available funds to the accounts specified by the Depositary. The Issuers shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) through the Paying Agent by mailing a check to the registered address of each Holder thereof.
3.    Paying Agent and Registrar
Initially, Wells Fargo Bank, National Association, duly organized and existing under the laws of the United States of America and having a corporate trust office at CTSO Mail Operations, 600 South 4th Street 7th Floor, MAC: N9300-070, Minneapolis, MN 55415, Attention: Corporate Trust Services – ZoomInfo Technologies LLC Administrator (“Trustee”), shall act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act as Paying Agent, Registrar or co-registrar.
3    With respect to the Initial Notes.
4    With respect to the Initial Notes.

4.    Indenture
The Issuers issued the Notes under an Indenture dated as of February 2, 2021 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Securities Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
The Notes are senior unsecured obligations of the Issuers. This Note is one of the 3.875% Senior Notes due 2029 referred to in the Indenture. The Notes include (i) $350,000,000 aggregate principal amount of the Issuers’ 3.875% Senior Notes due 2029 issued under the Indenture on February 2, 2021 and (ii) if and when issued, additional related Notes of the Issuers that may be issued from time to time under the Indenture subsequent to February 2, 2021 (herein called “Additional Notes”).
5.    Guarantee
To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally Guaranteed (and future guarantors shall unconditionally Guarantee), jointly and severally, such obligations on a senior unsecured basis, subject to the limitations described in Article X of the Indenture.
6.    Optional Redemption
(a)    On or after February 1, 2024, the Issuers may redeem all or part of the Notes upon notice as described in Section 5.4 of the Indenture, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the Redemption Date, subject to the rights of Holders of Notes on any relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the 12-month period beginning on February 1 of the years indicated below:

Year	Percentage
2024	101.938%
2025	100.969%
2026 and thereafter	100.000%

(b)    At any time prior to February 1, 2024, the Issuers may redeem all or a part of the Notes, upon notice as described in Section 5.4 of the Indenture at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the Redemption Date, and accrued and unpaid interest, if any, to the Redemption Date, subject to the rights of Holders of Notes on any relevant Record Date to receive interest due on the relevant Interest Payment Date.
(c)    At any time prior to February 1, 2024, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 103.875% of the principal amount, plus accrued and unpaid interest, if any, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that:
(1)    at least 50% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their Subsidiaries); and
(2)    the redemption occurs within 180 days of the date of the closing of such Equity Offering.
Except pursuant to the preceding paragraph, the Notes will not be redeemable prior to February 1, 2024.
(d)    Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuers, or any third party making such a tender offer in lieu of the Issuers, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer (which, in the case of a Change of Control Offer, shall be 101% of the principal amount thereof) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date. The Issuers shall provide written notice to the Trustee prior to the close of business one Business Day prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.
(f)    Notice of any redemption of the Notes in connection with a corporate transaction (including an Equity Offering, an incurrence of Indebtedness or a Change of Control) may, at the Issuers’ discretion, be given prior to the completion thereof and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption or purchase may not occur and such notice may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion) by the Redemption Date, or by the Redemption Date as so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended if such conditions precedent have not been satisfied or waived by the Issuers, by providing notice to Holders. The Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.
(g)    Unless the Issuers default in the payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.
(h)    Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Article V of the Indenture.

7.    Change of Control
(a)    If a Change of Control occurs after the Issue Date, unless the Issuers have exercised their right to redeem all of the Notes under Section 5.1 of the Indenture, each Holder shall have the right to require the Issuers to repurchase all or any part (in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof; provided that the Notes submitted or selected for purchase shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the purchase date) as provided in, and subject to the terms of, the Indenture.
(b)    A Change of Control Offer may be made in advance of a Change of Control, and conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.. In addition, if such Change of Control Offer or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the purchase date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion) by the purchase date, or by the purchase date so delayed.
8.    Denominations; Transfer; Exchange
The Notes are in registered form without coupons in minimum denominations of principal amount of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period beginning 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.
9.    Persons Deemed Owners
The registered Holder of this Note may be treated as the owner of it for all purposes.
10.    Unclaimed Money
If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.
11.    Discharge and Defeasance
Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Securities (sufficient, without reinvestment, in the opinion of an Independent Financial Advisor) for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

12.    Amendment, Waiver
The Indenture and the Notes may be amended or waived as set forth in Article IX of the Indenture.
13.    Defaults and Remedies
Events of Default shall be as set forth in Article VI of the Indenture.
If an Event of Default occurs and is continuing, the Trustee or Holders of at least 30% in principal amount of outstanding Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Issuers are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to the Trustee. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.
14.    Trustee Dealings with the Issuer
Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.
15.    No Recourse Against Others
No director, manager, officer, employee, incorporator, stockholder, unitholder or member of the Issuers, any of their Subsidiaries or any of their direct or indirect parent companies, including Parent, as such, has any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.
16.    Authentication
This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.
17.    Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.    CUSIP Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.
19.    Successor Entity
When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity shall be released from those obligations.
20.    Governing Law
This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
_____________________________________________________________________________________
(Print or type assignee’s name, address and zip code)
_____________________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint ____________agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: ______________     Your Signature: __________________
Signature Guarantee: _________________________
    (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Commission Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The initial principal amount of this Note shall be $[ ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount in increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuers pursuant to Section 3.9 of the Indenture, check the box:

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 3.9 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or integral multiples of $1,000 in excess thereof): $

Date: _______________________	Your Signature: _____________________________
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Commission Rule 17Ad-15.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
ZoomInfo Technologies LLC
ZoomInfo Finance Corp.
c/o ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, Washington 98660
Email: legal@zoominfo.com
Attention: General Counsel

Wells Fargo Bank, National Association
600 South 4th Street, 7th Floor
Minneapolis, MN 55415
MAC: N9300-070
Minneapolis, MN 55415
Attention: Bondholder Communications
Email: Bondholdercommunications@wellsfargo.com

Re:    ZoomInfo Technologies LLC 3.875% Senior Notes due 2029
Reference is hereby made to the Indenture, dated as of February 2, 2021 (the “Indenture”), among ZoomInfo Technologies LLC, a Delaware limited liability company, ZoomInfo Finance Corp., a Delaware corporation (such limited liability company and corporation, and their successors and assigns under the Indenture, hereinafter referred to as the “Issuers”), the Guarantors and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____ in such Note[s] or interests (the “Transfer”), to ___________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.        Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
2.        Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
3.        Check and complete if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)        such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)        such Transfer is being effected to the Issuers or a subsidiary thereof;
or
(c)        such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)        such Transfer is being effected to an institutional accredited investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $150,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.
4.        Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)        Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)        Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)        Check if Transfer is pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule

903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

Signature Guarantee*: ______________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)        a beneficial interest in the:
    (i)        144A Global Note (CUSIP [        ]), or
    (ii)        Regulation S Global Note (CUSIP [        ]), or
(b)        a Restricted Definitive Note.
2.    After the Transfer the Transferee shall hold:
[CHECK ONE]
(a)        a beneficial interest in the:
    (i)        144A Global Note (CUSIP [        ]), or
    (ii)        Regulation S Global Note (CUSIP [        ]), or
    (iii)        Unrestricted Global Note (CUSIP [        ]), or
(b)        a Restricted Definitive Note; or
(c)        an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
ZoomInfo Technologies LLC
ZoomInfo Finance Corp.
c/o ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, Washington 98660
Email: legal@zoominfo.com
Attention: General Counsel

Wells Fargo Bank, National Association
600 South 4th Street, 7th Floor
Minneapolis, MN 55415
MAC: N9300-070
Minneapolis, MN 55415
Attention: Bondholder Communications
Email: Bondholdercommunications@wellsfargo.com

Re:    ZoomInfo Technologies LLC 3.875% Senior Notes due 2029
(CUSIP [             ])
Reference is hereby made to the Indenture, dated as of February 2, 2021 (the “Indenture”), among ZoomInfo Technologies LLC, a Delaware limited liability company, ZoomInfo Finance Corp., a Delaware corporation (such limited liability company and corporation, and their successors and assigns under the Indenture, hereinafter referred to as the “Issuers”), the Guarantors and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
        (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.
(a)        Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)        Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)        Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)        Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.
(a)        Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)        Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] _ 144A Global Note, _ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United

States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

Signature Guarantee*: ______________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
ZoomInfo Technologies LLC
ZoomInfo Finance Corp.
c/o ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, Washington 98660
Email: legal@zoominfo.com
Attention: General Counsel

Wells Fargo Bank, National Association
600 South 4th Street, 7th Floor
Minneapolis, MN 55415
MAC: N9300-070
Minneapolis, MN 55415
Attention: Bondholder Communications
Email: Bondholdercommunications@wellsfargo.com

Re:    ZoomInfo Technologies LLC 3.875% Senior Notes due 2029
Reference is hereby made to the Indenture, dated as of February 2, 2021 (the “Indenture”), among ZoomInfo Technologies LLC, a Delaware limited liability company, ZoomInfo Finance Corp., a Delaware corporation (such limited liability company and corporation, and their successors and assigns under the Indenture, hereinafter referred to as the “Issuers”), the Guarantors and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $         aggregate principal amount of:
(a)     a beneficial interest in a Global Note, or
(b)     a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a
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“qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $150,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we shall be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us shall bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By:
Name:
Title:
Dated:

Signature Guarantee*: ______________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
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EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
THIS [ ] SUPPLEMENTAL INDENTURE, dated as of [ ], 20[ ] (this “Supplemental Indenture”), is by [ ] (each, a “New Guarantor” and collectively, the “New Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H
WHEREAS, ZoomInfo Technologies LLC, a Delaware limited liability company, ZoomInfo Finance Corp., a Delaware corporation (such limited liability company and corporation, and their successors and assigns under the Indenture, hereinafter referred to as the “Issuers”), and the Trustee are parties to an indenture, dated as of February 2, 2021 (the “Indenture”), providing for the issuance of the Issuers’ 3.875% Senior Notes due 2029 (the “Notes”);
WHEREAS, Section 3.11 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreements to Become Guarantors. Each of the New Guarantors hereby unconditionally guarantees the Issuers’ obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuers, on the terms and subject to the conditions set forth in Article X of the Indenture and agrees to be bound by all other provisions of the Indenture and the Notes applicable to a Guarantor therein.
3.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
4.    No Recourse Against Others. No director, manager, officer, employee, incorporator, stockholder, unitholder or member of the Issuers, any of their Subsidiaries or any of their direct or indirect parent companies, including Parent, as such, has any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

This waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.
5.    Notices. For purposes of Section, the address for notices to each of the Issuers and the Guarantors shall be:
ZoomInfo Technologies LLC
ZoomInfo Finance Corp.
c/o ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, Washington 98660
Email: legal@zoominfo.com
Attention: General Counsel

6.    Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.
8.    Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
9.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the Issuers and the New Guarantors.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[ ], as a New Guarantor
By:
Name: [ ]
Title: [ ]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
By:
Name: [ ]
Title: [ ]
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